UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]        Preliminary Proxy Statement
[ ]        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ]    Definitive Proxy Statement
[ ]                Definitive Additional Materials
[ ]                Soliciting Material Pursuant to Section 240.14a-12

The Steak N Shake Company
(Name of Registrant as Specified In Its Charter)
_______________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
    1) Title of each class of securities to which transaction applies:
    2) Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    4) Proposed maximum aggregate value of transaction:
    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount previously paid:
    2) Form, Schedule or Registration Statement No.:
    3) Filing Party:
    4) Date Filed:

THE STEAK N SHAKE COMPANY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD FEBRUARY 8, 2006

TO THE SHAREHOLDERS OF THE STEAK N SHAKE COMPANY

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of The Steak n Shake Company (the "Company") will be held on the 1st Floor of the Century Building, 36 South Pennsylvania Street, Indianapolis, Indiana 46204, on Wednesday, February 8, 2006 at 1:30 p.m., Eastern Standard Time, for the following purposes:

1.	To elect nine directors to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified;

2.	To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche, LLP as the Company’s independent auditors for the fiscal year ending September 27, 2006;

3.	To approve the 2006 Employee Stock Option Plan;

4.	To approve the 2006 Incentive Bonus Plan;

5.	To approve the 2006 Employee Stock Purchase Plan;

6.	To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on December 5, 2005 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

We urge you to sign, date and mail the enclosed proxy in the envelope provided or to vote via the telephone or internet (pursuant to instructions contained on the Proxy card) whether or not you expect to be present in person. You may revoke the proxy at any time prior to the time the proxy is exercised by filing with the Secretary of the Company a properly executed instrument revoking such proxy, by filing a properly executed proxy bearing a later date, or by attending the Annual Meeting and withdrawing your proxy and voting in person.

By Order of the Board of Directors

David C. Milne, Secretary
December 30, 2005
Indianapolis, Indiana

PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT
PROMPTLY IN THE ENCLOSED ENVELOPE OR CAST YOUR VOTE
VIA TELEPHONE OR INTERNET VIA INSTRUCTIONS ON THE PROXY CARD

THE STEAK N SHAKE COMPANY
500 Century Building
36 South Pennsylvania Street
Indianapolis, Indiana 46204
(317) 633-4100

PROXY STATEMENT
For the Annual Meeting of Shareholders
To be held February 8, 2006

This proxy statement is furnished to the shareholders of The Steak n Shake Company (the "Company") in connection with the solicitation by the Company of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on the 1st Floor of the Century Building, 36 South Pennsylvania Street, Indianapolis, Indiana 46204, on Wednesday, February 8, 2006, at 1:30 p.m., Eastern Standard Time, and at any adjournment thereof. This proxy statement and the accompanying form of proxy were first mailed to shareholders on or about December 30, 2005.

Each properly executed proxy returned prior to the meeting will be voted in accordance with the directions contained therein. The enclosed proxy may be revoked by the person giving it at any time before it is voted by giving written notice to the Secretary of the Company.

OUTSTANDING COMMON STOCK

The record date for shareholders entitled to vote at the Annual Meeting was December 5, 2005. At the close of business on that date, the Company had issued and outstanding 27,900,582 shares of Common Stock entitled to vote at the Annual Meeting. Unless otherwise stated, all references herein to numbers and prices of shares of Common Stock, options and capital appreciation shares of the Company have been adjusted to reflect all stock dividends and stock splits distributed in the past by the Company.

ACTION TO BE TAKEN AT THE ANNUAL MEETING

Unless the shareholder otherwise specifies in the proxy, the accompanying proxy will be voted (i) FOR the election, as directors of the Company, of the nine persons named under the caption "Election of Directors"; (ii) FOR the ratification of Deloitte & Touche, LLP as the Company’s independent auditors for the fiscal year ending September 27, 2006. (iii) FOR the approval of the 2006 Employee Stock Option Plan; (iv) FOR the approval of the 2006 Incentive Bonus Plan, and (v) FOR the approval of the 2006 Employee Stock Purchase Plan.

QUORUM AND VOTING

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share registered in his/her/its name on the record date. Directors of the Company are elected by a plurality of the votes cast by the holders of the shares represented at the meeting. Abstentions, broker non-votes and instructions on the enclosed form of proxy to withhold authority to vote for one or more of the nominees will result in the nominee receiving fewer votes; however, it will not affect the outcome of the election. Approval of the 2006 Employee Stock Option Plan, the 2006 Incentive Bonus Plan, the 2006 Employee Stock Purchase Plan and the ratification of the selection of the auditors will occur if these proposals receive more votes cast in favor of the proposal than are cast in opposition to it. Abstentions and broker non-votes with respect to those proposals will not be counted as votes for or against those proposals.

SHAREHOLDER PROPOSALS

The bylaws of the Company require shareholders to provide advance notice in order to bring business before an annual meeting or to nominate a candidate for director at the meeting. In order for a shareholder to properly bring business or propose a director at the 2007 Annual Meeting, the shareholder must give written notice to the Company at the address on the front page of this proxy statement. To be timely, a shareholder’s notice must be received by the Company on or before September 3, 2006, or in the event that the date of the meeting associated with this notice is changed more than 30 days from February 8, 2006 such notice must be delivered or mailed to and received by the Company not later than 120 days prior to the date the Company mailed proxy materials for the preceding year’s annual meeting or 10 calendar days following the date on which public announcement of the date of the meeting is first made. These procedures apply to any matter that a shareholder wishes to raise at the 2007 Annual Meeting, other than those raised pursuant to 17 C.F.R. §240.14a-8 of the Rules and Regulations of the SEC. A shareholder proposal that does not meet the above requirements will be considered untimely, and any proxy solicited by the Company may confer discretionary authority to vote on such proposal.

OWNERSHIP OF COMMON STOCK

The following table shows the number and percentage of outstanding shares of Common Stock beneficially owned as of December 5, 2005 by each person or entity known to be the beneficial owner of more than 5% of the Common Stock of the Company:

Name & Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
MSD Capital, Inc.	2,293,700	8.2%
MSD SBI, L.P.
645 Fifth Avenue, 21st Floor
New York, NY 10022-5910

(1) This table is based upon information supplied by MSD Capital, Inc. on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005. MSD Capital, Inc. and MSD SBI, L.P. share voting and investment power over the shares.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Jeffrey Blade	28,100 (2)	*
Peter M. Dunn	136,400 (3)	*
Alan B. Gilman	486,710 (4)	1.7%
Wayne L. Kelley	96,270 (5)	*
Charles E. Lanham	388,480 (6)	1.4%
Ruth J. Person	9,000 (7)	*
Steven M. Schmidt	1,000 (8)	*
Gary T. Reinwald	246,106 (9)	*
J. Fred Risk	124,299 (10)	*
John W. Ryan	27,382 (11)	*
Gary S. Walker	65,600 (12)	*
James Williamson, Jr.	230,158 (13)	*
All directors and executive officers as a group (17 persons)	1,922,394(14)	6.8%

*	Less than 1%.
(1)	Includes shares that may be acquired pursuant to stock options exercisable within 60 days under the Company’s stock option plans.
(2)	Includes 8,100 shares that may be acquired pursuant to stock options exercisable with in 60 days.
(3)	Includes 43,000 shares that may be acquired pursuant to stock options exercisable with in 60 days.
(4)	Includes 124,558 shares that may be acquired pursuant to stock options exercisable within 60 days.
(5)
Includes 7,400 shares that may be acquired pursuant to stock options exercisable within 60 days; also includes 75,670 shares held by Mr. Kelley’s late father’s estate in three residuary trusts, to which he disclaims beneficial ownership.

(6)
Includes 14,000 shares that may be acquired pursuant to stock options exercisable within 60 days. Also includes 30,928 shares which were owned of record and beneficially by Mr. Lanham’s late wife, over whose estate he is the executor and the voting rights to such shares he possesses, and 21,750 shares owned by Mr. Lanham’s affiliate, Hartford Heritage, LLC.

(7)	Includes 9,000 shares that may be acquired pursuant to stock options exercisable within 60 days.
(8)	Includes 1,000 shares that may be acquired pursuant to stock options exercisable within 60 days.
(9)	Includes 58,680 shares that may be acquired pursuant to stock options exercisable within 60 days.
(10)	Includes 10,000 shares that may be acquired pursuant to stock options exercisable within 60 days. Also includes 7,726 shares owned of record and beneficially by Mr. Risk’s wife, with respect to which he disclaims beneficial ownership.
(11)	Includes 14,000 shares that may be acquired pursuant to stock options exercisable within 60 days.
(12)	Includes 29,957 shares that may be acquired pursuant to stock options exercisable within 60 days and 300 shares owned of record and beneficially by Mr. Walker’s minor children, with respect to which he disclaims beneficial ownership.
(13)
Includes 14,000 shares that may be acquired pursuant to stock options exercisable within 60 days. Also includes 19,011 shares owned of record and beneficially by Mr. Williamson’s wife, with respect to which he disclaims beneficial ownership.

(14)	Includes 386,366 shares that may be acquired pursuant to stock options exercisable within 60 days held by all directors and executive officers as a group.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 sets forth certain filing requirements relating to securities ownership by directors, executive officers and ten percent shareholders of a publicly held company. To the Company’s knowledge, based on the representations of its directors and executive officers and copies of their respective reports filed with the Securities and Exchange Commission, all filing requirements were satisfied by each such person during the fiscal year ended September 28, 2005 with the exception of a Form 4 regarding the exercise of stock options which the Company filed 5 days late on behalf of Mr. Gary S. Walker.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

All persons standing for election as director were unanimously nominated by the Board of Directors. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

MISCELLANEOUS

a)	Creation and Distribution of Proxies

The entire cost of soliciting proxies will be paid by the Company. In addition to the solicitation of proxies by use of the mails, certain officers, directors and employees of the Company, none of whom receive additional compensation therefor, may solicit proxies by telephone, facsimile or personal interview at the expense of the Company. The Company will also request brokers, dealers, banks and voting trustees, and their nominees, to forward this proxy statement and the accompanying form of proxy to beneficial owners and will reimburse such record holders for their reasonable expense in forwarding solicitation material.

b)	Code of Business Conduct and Ethics.

The Company has in place a long-standing code of ethics. It applies to its principal executive officer, principal financial officer and principal accounting officer, as well as all officers, directors and employees. A copy of the Code of Business Conduct and Ethics (the "Code") can be obtained without charge on the Company’s web site (www.steaknshake.com) or by written request to the Company at the address on the front page of this proxy statement. If the Company makes any substantive amendment of, or grants any waiver of a provision of the Code, the Company will disclose the nature of such amendment or waiver via its website and in a current report on Form 8-K.

1.	ELECTION OF DIRECTORS

Nine directors will be elected to serve until the next Annual Meeting and until their respective successors shall have been duly elected and qualified. All of the nominees are currently directors of the Company and were elected at the Annual Meeting of Shareholders held February 11, 2005 except Mr. Schmidt, who was appointed to the Board on April 20, 2005 to fill the vacancy created by Mr. Steven Goldsmith’s resignation.

If any of the nominees named below is not available to serve as a director at the time of the Annual Meeting (an event which the Board of Directors does not now anticipate), the proxies will be voted for the election as directors of such other person or persons as the Board of Directors may designate, unless the Board of Directors, in its discretion, amends the Company’s Bylaws to reduce the number of directors.

The nominees for the Board of Directors of the Company are listed below, along with the age, tenure as director and business background for at least the last five years for each:

Name	Age	Served As Director Since	Business Experience
Peter M. Dunn	50	2004	Currently President and Chief Executive Officer; President and Chief Operating Officer of the Company from 2002 to February 11, 2004; formerly President, Borden Foods Co., 1997-2001.
Alan B. Gilman	75	1992	Currently Chairman of the Board of Directors; President and Chief Executive Officer of the Company from 1992 to September 30, 2002; Chief Executive Officer and Co-Chairman of the Company from September 30, 2002 through August 11, 2003; Chief Executive Officer and Chairman of the Company from August 11, 2003 through February 11, 2004.
Wayne L. Kelley	61	2003	Director of Steak n Shake Operations, Inc., a subsidiary of the Company, since 1999; President of Kelley Restaurants, Inc., the Company's largest franchisee, from 1988 through 2004; currently employed by the Company in a senior real estate advisory role.
Charles E. Lanham	73	1971	Chairman of the Board of Directors of Overhead Door Company of Indianapolis, Inc. from 1960 until February, 2004; Vice Chairman of Klipsch Lanham Investments, a private investment company; Trustee of Windrose Medical Properties Trust, a publicly traded real estate investment trust.
Ruth J. Person	60	2002	Chancellor, Indiana University Kokomo and Professor of Management; President, American Association of University Administrators 2003-2004; Member of the Board of Directors, Workforce Development Strategies, Inc.; Member, Key Bank Advisory Board - Central Indiana
J. Fred Risk	77	1971	Private investor; Chairman of the Board of Directors of Security Group, Inc.
John W. Ryan	76	1996	Private investor; Chancellor of the State University of New York Systems from 1996 through 1999; President of Indiana University from 1971 through 1987.
Steven M. Schmidt	51	2005	President & CEO, ACNielsen; EVP, VNU Marketing Information New York, NY; formerly President of Pillsbury Foods, Canada. Has also held senior executive posts with Pepsi-Cola and Procter & Gamble.
James Williamson, Jr.	74	1985	Private investor.

The Board has determined that all of the nominees standing for election at the 2006 Annual Meeting, other than Messrs. Dunn, Gilman and Kelley, are "independent" within the meaning of the listing standards of The New York Stock Exchange because such nominees have no material relationship with the Company either directly, or as a partner, shareholder, or affiliate of an organization that has a relationship with the Company. The Board has made this determination based on the following:

1)
Other than Messrs. Dunn, Gilman and Kelley, no nominee for director is an officer or an employee of the Company or its subsidiaries or affiliates, nor has he/she been such an employee within the prior three years.

2)
Other than Messrs. Dunn, Gilman and Kelley, no nominee for director has received, nor has an immediate family member of the nominee received during any twelve month period in the last three years more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service.

3)	No nominee or immediate family member of the nominee is or within the past five years has been affiliated with the Company’s external auditor.
4)
No nominee for director has nor any immediate family members of the nominee have within the last three years been employed as an executive officer of another company on which company’s Compensation Committee one of the Company’s present executive officers served.

5)
No nominee is a current employee or has an immediate family member who is a current executive officer of a company that in any of the last three fiscal years has done business with the Company in an amount of $1 million or 2% of such other company’s consolidated gross revenues.

6)
No nominee, other than Mr. Dunn, serves as a Director, Trustee, Executive Officer or similar position of a charitable or non-profit organization to which the Company or its subsidiaries made charitable contributions or payments in fiscal year 2005 in excess of 1 million or 2% of the organization’s consolidated gross revenues.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors held five meetings during fiscal year 2005. The Board has five standing committees: an Executive Committee, a Personnel/Benefits Committee, an Audit Committee, a Compensation Committee, and a Nominating/Corporate Governance Committee.

The Executive Committee may exercise all of the powers of the Board of Directors in the management of the affairs of the Company to the extent permitted by law. During the fiscal year ended September 28, 2005, the Executive Committee met four times. Mr. Williamson serves as Chairman and Mr. Risk and Dr. Ryan serve as members of the Executive Committee.

The Audit Committee, among other duties, serves in an oversight role intended to ensure the integrity and objectivity of the Company’s financial reporting process. It operates under a written charter which was approved by the Board, a copy of which is available at the Company’s website (www.steaknshake.com) or by written request to the Corporate Secretary at the address on the front page of this proxy statement. The Committee meets with representatives of management and the independent auditors to review matters of a material nature related to auditing, financial reporting, internal accounting controls and audit results. The Audit Committee is also responsible for making determinations regarding the independence and selection of the Company’s independent auditors. See "Report of the Audit Committee," below. During the fiscal year ended September 28 2005 the Audit Committee met five (5) times. Mr. Risk serves as Chairman of the Committee and Mr. Lanham and Dr. Ryan served as members for the entire year. Mr. Schmidt was appointed to the Committee on April 20, 2005. The Chairman and each member of the Audit Committee are "independent" as that term is defined in Rule 10A-3 of the Exchange Act and the listing standards for the New York Stock Exchange. In addition, the Board of Directors has determined that Mr. Risk qualifies as an "audit committee financial expert" as that term is defined in Item 401(h)(2) of Regulation S-K.

The Compensation Committee is charged with establishing the compensation for the Company’s Chief Executive Officer and the other executive officers, as well as guidelines for the administration of incentive and equity-based compensation plans. See "Report of the Compensation Committee" below. The Compensation Committee met four times during fiscal 2005. Mr. Williamson serves as Chairman of the Compensation Committee and Mr. Lanham, Dr. Person and Dr. Ryan serve on the committee. The Chairman and each member of the Committee are "independent" as that term is defined in the listing standards of the New York Stock Exchange. The Committee operates under a written charter approved by the Board of Directors, a copy of which is available on the Company’s web site (www.steaknshake.com) or by written request to the Corporate Secretary at the address on the front page of this proxy statement.

The Nominating/Corporate Governance Committee is charged with making recommendations regarding the nomination of appropriate individuals for election to the Board of Directors, overseeing the Company’s Corporate Governance Guidelines, allocating Board resources to various committees and evaluating the performance of the Board, its Committees and its individual members. Dr. Ryan is the Chairman of the Committee and Messrs. Lanham and Risk served on the Committee for the entire fiscal 2005. Mr. Schmidt joined the Committee on April 20, 2005. During fiscal year 2005 the Committee met four times. The Committee operates under a written charter that was approved by the Board of Directors, a copy of which may be obtained on the Company’s web site (www.steaknshake.com) or by written request to the Corporate Secretary at the address on the front page of this proxy statement. The Chairman and all members of the Committee are "independent" as that term is defined in the listing standards of the New York Stock Exchange.

The Nominating/Corporate Governance Committee has promulgated Corporate Governance Guidelines, which are available on the Company’s web site at www.steaknshake.com. Shareholders may also obtain a copy free of charge by directing a request to the Corporate Secretary at the address on the front page of this proxy statement.

The Nominating/Corporate Governance Committee identifies nominees for director from various sources, including, without limitation, its members, other directors, senior management, shareholders and third party consultants. Candidates are evaluated based on their credentials and the then-current needs of the Board and the Company. Of particular importance are the candidate's experience, judgment, integrity, ability to make independent inquiries, understanding of the Company's business environment and willingness and ability to devote adequate time to Board activities. The Nominating/Corporate Governance Committee will identify nominees who meet specific objectives in terms of the composition of the Board, such as financial expertise, and may take into account such factors as geographic, occupational, gender, race and age diversity. In the past year the Committee used a third party search firm (the "Search Firm") to perform a national search to identify qualified individuals to serve on the Company’s Board. Mr. Schmidt was one such individual identified by the Search Firm. The Search Firm supplied the Board with Mr. Schmidt’s resume and other background information regarding his business and other relevant experience. After Messrs. Gilman, Williamson and Dunn and Dr. Ryan interviewed Mr. Schmidt and reviewed the information provided by the Search Firm, Dr. Ryan nominated Mr. Schmidt for election to the Board.

Shareholders who wish to recommend to the Nominating/Corporate Governance Committee a candidate for election to the Board of Directors at the annual meeting should send their suggestions to the Corporate Secretary at the address shown on the first page of this Proxy. The Corporate Secretary will promptly forward all such letters to the members of the Committee. In order for director nominations to be properly brought before an annual meeting by a shareholder, timely notice must be given by the shareholder to the Corporate Secretary. To be timely, the notice must be delivered at the above address not less than 120 days prior to the date the Company mailed proxy materials for the preceding year's annual meeting.

Nominations for directors must include the following information: (i) a statement of the nominee’s qualifications; (ii) all information required to be disclosed in the solicitation of proxies for elections of directors pursuant to Regulation 14A of the Securities Exchange Act of 1934; (iii) the name and address of the shareholder making the nomination; (iv) a representation that the shareholder is a holder of Company's common stock and intends to appear at the meeting to make the nomination; (v) a description of all arrangements or understandings among the shareholder and the nominee; and (vi) the written consent of the nominee to serve as a director if so elected. Other than the submission requirements set forth above, there are no differences in the manner in which the Nominating/Corporate Governance Committee evaluates a nominee for director recommended by a shareholder.

The Personnel/Benefits Committee makes determinations and recommendations to the Board of Directors regarding personnel policies and employee benefit plans, administers the Company’s 401k and Profit Sharing Plan and performs such other functions with respect to personnel and benefit matters as may be requested by the Board. The Personnel/Benefits Committee met one time during fiscal 2005. Mr. Lanham is Chairman of the Committee and Dr. Person and Mr. Kelley are members, together with Mr. Blade, Senior Vice President and Chief Financial Officer, Mr. Reinwald, Executive Vice President, Ms. Crosby, Senior Vice President of Human Resources, and Ms. B. Charlene Boog, Associate Vice President, Administration. Mr. Gilman and Mr. Dunn serve as ex officio members of the Committee.

During fiscal year 2005 no director attended less than 75% in the aggregate of: (i) the total meetings of the Board of Directors, and (ii) the total number of meetings held by all Board committees on which he or she served. Directors are expected to attend the Annual Meeting of Shareholders and all attended the 2005 Annual Meeting of Shareholders.

Pursuant to the listing requirements of the New York Stock Exchange, the non-management directors of the Company met in four sessions without management during the 2005 fiscal year. Mr. Williamson, the Lead Outside Director, presides over these meetings of the Outside Directors. Interested parties may communicate directly with the presiding director or with the non-management directors as a group via letter directed to Mr. Williamson at the address shown on the first page of this Proxy.

SHAREHOLDER COMMUNICATION WITH THE BOARD

The Board has implemented a process whereby shareholders of the Company may send communications to the Board's attention. Any shareholder desiring to communicate with the Board, or one or more specified members thereof, should communicate in a writing addressed to the Board, or specified directors, to the Corporate Secretary at the address shown on the first page of this Proxy. The Secretary has been instructed by the Board to promptly forward all such communications to the specified addressees thereof.

COMPENSATION OF DIRECTORS
With the exception of Messrs. Williamson and Risk and Dr. Ryan (whose compensation is summarized below) during fiscal year 2005, all non-employee directors received an annual fee of $20,000. Non-employee directors also receive fees of $3,000 per board meeting attended, $1,000 for each committee meeting attended that was not held in conjunction with a Board of Directors’ meeting and $500 for each committee meeting attended that was held in conjunction with a Board of Directors’ meeting. Mr. Risk was paid a total annual fee of $40,000 for his services as Chairman of the Audit Committee. Mr. Williamson was paid a total annual fee of $45,000 for his services as Chairman of the Executive Committee, Chairman of the Compensation Committee and Lead Outside Director. Dr. Ryan was paid a total annual fee $35,000 for his services as Chairman of the Nominating/Corporate Governance Committee. Directors who are employees of the Company are not paid for their services on the Board. In the fiscal year ended September 28, 2005, the total compensation paid to non-employee directors was $372,389. This figure includes $44,000 paid to non-employee directors who served on boards of subsidiaries of the Company. In addition, the ordinary and necessary expenses the members of the Board of Directors incurred in attending board and committee meetings are reimbursed by the Company and all non-employee directors are eligible to participate in the Company’s Medical Reimbursement Plan, which provides reimbursement up to $3,500 per year for otherwise unreimbursed medical costs.

The Company believes in compensating its non-employee directors on a basis tied to increases in the value of the Company’s stock. The Company has had director stock option plans (the "Director Plans") in place since 1990, which provide for non-discretionary grants of nonqualified stock options to the directors of the Company at a price equal to the fair market value of the Common Stock on the date of grant. Options granted under the Director Plans through fiscal 2005 are exercisable as to 20% on the date of grant and 20% on each anniversary thereof until fully exercisable. The options expire five years from the date of grant.

Options for the non-employee directors to purchase an aggregate of 30,000 shares of Common Stock were granted by the Board of Directors on November 8, 2005 to Drs. Person and Ryan and Messrs. Lanham, Risk, Schmidt and Williamson for 5,000 shares each at $19.22, which was the closing per share price on the New York Stock Exchange on that date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company granted franchise rights in 1991 to Kelley Restaurants, Inc. ("KRI") for development of Steak n Shake restaurants in the Atlanta, Georgia and Charlotte, North Carolina markets. Until the merger described below KRI operated 13 restaurants in the Atlanta, Georgia market and 4 in the Charlotte, North Carolina market. The Company recorded $484,998 in revenues from KRI during fiscal year 2005. Mr. Kelley served as President and director, and Mr. Williamson and Mr. Gilman served as directors of KRI and all were likewise shareholders in KRI. Mr. Lanham was also a shareholder in KRI.

As described in its November 11, 2004 Form 8-K and press release, the Company merged SNS Merger Corporation, a subsidiary of Steak n Shake Operations, Inc., with KRI on December 29, 2004. Pursuant to the merger agreement, the total paid by the Company was approximately $16,082,000, after adjustment for working capital and debt repayment. Ten percent (10%) of the adjusted purchase price was deposited in escrow for up to 24 months from the closing of the transaction in order to satisfy indemnification claims. Any amounts remaining in escrow after the escrow period will be distributed to shareholders of KRI.

The amount of cash each shareholder received as their initial payment pursuant to the merger agreement was determined by multiplying the number of shares of KRI common stock owned by each such shareholder by the per share exchange amount of $165. Messrs. Kelley, Williamson, Gilman and Lanham owned (directly or beneficially) 8,942, 3,222, 1,000 and 3,616 shares, respectively, of KRI common stock.

Pursuant to an employment agreement entered into at the time of closing, Mr. Kelley became a full-time employee of KRI or the Company for ---28 months. Mr. Kelley receives an annual salary of $205,000 per year and will be entitled to a bonus of $57,000 if he is still employed at the end of the employment period.

The negotiations for the merger were conducted between the Company’s Acquisitions Committee (a temporary Committee of the Board of Directors consisting of Mr. Risk (Chairman), Drs. Ryan and Person, and Messrs. Dunn and Steven Goldsmith (a former member of the Board)) and Wayne Kelley. Messrs. Gilman, Williamson and Lanham did not participate in negotiations or provide any input to either party regarding the terms of the merger, other than to the extent they voted in favor of the merger in their capacity as shareholders or directors of KRI. The members of the Acquisition Committee determined that Messrs. Williamson and Lanham remained independent after the transaction by applying the standards set forth in NYSE Listing Standard 307.00 after considering that the related party transaction was an isolated, not ongoing event, that neither Mr. Williamson nor Mr. Lanham obtained a material portion of their personal wealth from the transaction, and that neither of them participated in any manner in the Company’s consideration or negotiation of the transaction.

The Company obtained an independent fairness opinion and believes that the terms of the merger were on terms no less favorable to the Company than would have been available in the absence of the relationships described.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows the compensation paid to the Company’s Chief Executive Officer and its other four most highly compensated executive officers (the "Named Executive Officers") for the last three fiscal years:

Summary Compensation Table

		Annual Compensation		Long-Term Compensation
	Fiscal Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($) (1)	Stock Options(#) (2)	LTIP Payouts ($) (3)	All Other Compensation ($) (4)
Alan B. Gilman Chairman	2005 2004 2003	500,000 500,000 497,692	89,024 335,023 349,344	None 186,250 None	25,000 32,877 10,000	0 30,625 0	40,292 20,692 14,906
Peter Dunn President; Chief Executive Officer	2005 2004 2003	500,000 463,846 340,577	226,608 335,023 244,541	350,000 298,000 214,000	25,000 45,000 20,000	0 0 0	33,117 16,237 1,442
Jeffrey Blade Senior Vice President, Chief Financial Officer	2005 2004 2003	300,000 165,000 0	71,815 97,764 0	208,000 163,795 None	16,500 12,000 None	0 0 0	18,827 3,650 0
Gary Reinwald Executive Vice President	2005 2004 2003	245,000 245,000 245,000	41,367 84,871 92,226	157,500 134,100 None	7,400 7,166 3,239	0 20,825 0	18,766 12,905 11,386
Gary Walker Senior Vice President	2005 2004 2003	240,000 205,000 205,000	57,207 74,477 78,244	152,125 104,300 None	15,757 11,000 None	0 17,150 0	16,103 16,808 6,915

(1) The amounts shown in this column represent the market value of the restricted stock awarded under the Company’s Capital Appreciation Plan and were calculated by multiplying the closing market price of the Company’s Common Stock on the date of award by the number of shares awarded. The number and value of the aggregate unvested restricted stock holdings of each of the Named Executive Officers as of September 28, 2005 (based on a closing market price of $18.10 on that date) are as follows: Mr. Gilman, 12,500 shares ($226,250); Mr. Dunn, 60,000 shares ($1,086,000); Mr. Blade, 20,000 shares ($362,000); Mr. Reinwald, 18,000 shares ($325,800) and Mr. Walker, 15,500 shares ($280,550). The shares of Common Stock are issued at the time of the award; however, these shares may not be transferred for a period of three years thereafter and are forfeited to the Company if the grantee is not employed by the Company (except for reasons of retirement, permanent disability or death) at the end of the period. The amounts do not reflect the cash value of book units awarded in tandem with the restricted Common Stock, which is included in the column entitled "LTIP Payouts" when paid. The recipient of the award is entitled to any dividends paid on outstanding Common Stock subsequent to the date of the award.

(2) Options granted under the Employee Stock Option Plans provide for a reload option (the "Reload Option") in the event the optionee surrenders other shares of the Company’s Common Stock in payment for option shares, in whole or in part. Any such Reload Option (i) will be for a number of shares equal to the number of shares so surrendered; (ii) will have an expiration date which is 5 years from the Reload Option issuance date; (iii) will be fully exercisable on the date of grant, and (iv) will have an exercise price equal to the average market price of the Company’s Common Stock on the five (5) business days before the shares were surrendered to exercise the option. There is no Reload Option with respect to the exercise of a Reload Option. Mr. Gilman’s 2003 grant was the grant of a Reload Option for 10,000 shares on July 2, 2003. His 2004 grant was 25,000 options, with a reload option granted in an amount of 7,877 options. His 2005 grant was 25,000 options. Mr. Dunn’s 2003 option grant was the grant of options for 20,000 options on September 30, 2002. His 2004 grant was the grant of 45,000 options. His 2005 grant was for 25,000 options. Mr. Blade’s 2004 grant was the grant of 12,000 options and his 2005 grant was for 16,500 options. Mr. Reinwald’s 2003 option grant was the grant of a Reload Option for 3,239 shares on July 2, 2003. His 2004 grant was the grant of 16,000 options, with a reload option grant in an amount of 1,166 options and his 2005 grant was for 7,400 options. Mr. Walker’s 2004 grant was the grant of 11,000 options and his 2005 grant was for 12,500 options. More information regarding the fiscal 2004 stock option grants to the Named Executive Officers is set forth in the Option/SAR Grants in Last Fiscal Year table, which follows.

(3) Includes cash value paid in respect of book units. Book units are awarded in tandem with restricted stock grants under the Company’s Capital Appreciation Plan. They provide for a cash payment at the end of the three-year vesting period equal to: (i) the sum of the cumulative increase in the Company’s earnings per share over the vesting period, and (ii) any dividends paid over the vesting period.

(4) Other Compensation Includes: (i) amounts payable pursuant to the Company’s executive medical reimbursement plan which provides for payment of certain medical expenses, as defined, of up to $3,500 for each plan year ending October 31, (ii) amounts paid by the Company for or on behalf of each executive with respect to group life insurance premiums for coverage in excess of $50,000, (iii) amounts of annual profit sharing contributions by the Company to the accounts of the Named Executive Officers under the Company’s Employee 401k and Profit Sharing Plan and Nonqualified Deferred Compensation Plan, and (iv) amounts of matching contributions made under the Company’s 401k and Profit Sharing Plan and Nonqualified Deferred Compensation Plan, which match 50% of up to 6% of total salary deferred into the Plans.

SEPARATION AGREEMENTS WITH EXECUTIVE OFFICERS

The Company has agreed that if Mr. Gilman leaves the Company’s employment for any reason other than retirement or termination by the Company for cause, he will be paid at his base compensation rate on the date of termination for a period of nine months thereafter. The Company has agreed that if Mr. Dunn leaves the Company’s employment for any reason other than termination for malfeasance or retirement, he will be paid at his base compensation rate on the date of termination for a period of 12 months thereafter. The Company has agreed that if Mr. Blade leaves the Company for any reason except termination for just cause he will be paid 10 months of his then-current salary, a prorated portion of any bonus to which he would have been entitled that year, and outplacement assistance for 10 months.

The following table presents information for the Named Executive Officers who received stock options during fiscal 2005 under the Company’s Employee Stock Option Plans:

Options/SAR Grants in Last Fiscal Year

 Securities Percentage of  Potential Realizable
Underlying Total Options  Value at Assumed Annual
Number of  Granted to  Rates of Stock Price
Options  Employees in Exercise Price  Expiration  Appreciation for Option Term (1)
 Name Granted Fiscal 2005   ($ per share)  Date  5% ($) 10% ($)

Alan B. Gilman	25,000	7.7%	19.75	9/14/10	136,414	301,439
Peter Dunn	25,000	7.7%	19.75	9/14/10	136,414	301,439
Gary Reinwald	7,400	2.3%	19.75	9/14/10	40,379	89.226
Gary Walker (Reload Option)	3,257	1.0%	20.06	5/24/10	18,051	39,888
Gary Walker	12,500	3.8%	19.75	9/14/10	68,207	150,720
Jeff Blade	16,500	5.1%	19.75	9/14/10	90,033	198,950

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates as required by the Securities and Exchange Commission and should not be considered a reliable forecast of future appreciation, if any, of the Company’s stock price. As an example, the Company’s per share stock price would be $25.21 and $31.81 if increased by 5% and 10%, respectively, compounded annually over a five-year option term on a grant price of $19.75.

The following table presents certain information for the Named Executive Officers relating to exercises of stock options during fiscal year 2005 and, in addition, information relating to the valuation of unexercised stock options:

Aggregated Option Exercises In
Fiscal 2005 and Fiscal Year End Option Values

			Number of Shares Underlying Unexercised Options On September 28, 2005		Underlying Value of Shares Unexercised Options On September 28, 2005 (2)
Name	Number of Shares Acquired on Exercise	Dollar Value Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Alan Gilman	5,000	$43,450	124,558	40,000	$347,482	$29,400
Peter Dunn	0	0	43,000	47,000	166,400	69,600
Gary Reinwald	37,982	317,408	58,680	18,720	239,654	18,816
Gary Walker	6,600	68,640	29,957	18,800	78,914	12,936
Jeff Blade	0	0	8,100	20,400	0	0

(1) Based on the New York Stock Exchange closing price of the Company’s Common Stock on the date of exercise.
(2) Based on the New York Stock Exchange closing price of the Company’s Common Stock on September 28, 2005, of $18.10 per share.

The following table presents certain information for the Named Executive Officers relating to the grant of book units pursuant to the Company’s Capital Appreciation Plan during fiscal year 2005 and information relating to the valuation of those grants:

Long-Term Compensation Plan - Awards In Last Fiscal Year

Name	Shares, Units Or Other Rights (1)	Performance or Other Period Until Maturation Or Payout	Estimated Future Payouts Under Non- Stock Price-Based Plans Threshold Target Maximum
Alan B. Gilman	0	N/A	N/A N/A N/A
Peter Dunn	20,000	3 years - October 4, 2007	N/A N/A N/A
Gary T. Reinwald	9,000	3 years - October 4, 2007	N/A N/A N/A
Gary S. Walker	7,000	3 years - October 4, 2007	N/A N/A N/A
Gary S. Walker	1,500	3 years - September 14, 2008	N/A N/A N/A
Jeff Blade	8,500	3 years - October 4, 2007	N/A N/A N/A
Jeff Blade	3,000	3 years - September 14, 2008	N/A N/A N/A

(1) This represents the number of shares of the Company’s Common Stock underlying the book units. A book unit is issued in tandem with a share of restricted stock and provides for a cash payment at the end of the three-year vesting period equal to: (i) the sum of the cumulative increase in the Company’s earnings per share over the vesting period and (ii) any dividends paid over the vesting period.

REPORT OF THE COMPENSATION COMMITTEE

The compensation of the Company’s executive officers is determined by the Compensation Committee of the Board of Directors. The Compensation Committee operates under a written charter approved by the Board of Directors. The Compensation Committee has five members: James Williamson, Jr. (Chairman), Drs. John W. Ryan and Ruth J. Person, and Messrs. Charles E. Lanham and Steven Schmidt. All Committee members meet the independence requirements of the New York Stock Exchange. A sub-Committee of all Committee members except Mr. Williamson considers and approves equity and bonus compensation for the Named Executive Officers, which is intended to qualify as "performance based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

The following report with respect to certain cash and stock compensation paid or awarded to the Company’s executive officers, including the Named Executive Officers, during fiscal 2005 is furnished by the directors who comprise the Compensation Committee.

Compensation Philosophy and Practices

The Company’s compensation programs for executive officers are intended to enable the Company to attract, motivate, reward and retain the high level management talent required to achieve corporate objectives and, thereby, increase shareholder value. It is the Company’s policy to provide cash and stock incentives to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the success of the Company’s business. To attain these objectives, the Company’s executive compensation program includes a competitive base salary, coupled with an added cash incentive bonus, which is "at risk" based on the performance of the Company’s business, as reflected in the achievement of predetermined financial and operational objectives. The stock-based components of compensation include awards under the Company’s Capital Appreciation Plan and options under the Company’s Employee Stock Option Plans. As a general matter, as an executive officer’s level of management responsibility in the Company increases, a greater portion of his or her potential total compensation depends upon the Company’s performance as measured by the attainment of defined financial and operational performance objectives. In addition, all eligible Company employees, including its eligible executive officers, participate in the matching component of the Company’s Employee 401k Savings Plan and the Company’s Nonqualified Deferred Compensation Plan.

Relationship of Compensation to Performance

From time to time, the Committee establishes the salaries that will be paid to the Company’s executive officers. In setting base salaries, the Committee takes into account a number of factors, including competitive compensation data, the extent to which an individual may participate in the Company’s incentive compensation plans, and qualitative factors bearing on an individual’s experience, responsibilities, management and leadership abilities and job performance.

In connection with its compensation determinations, during fiscal 2005 the Compensation Committee reviewed the Towers Perrin Annual Chain Restaurant Compensation Survey and other available studies. These studies provide reference points for the Committee in establishing executive compensation programs for the Company’s executive officers and other management which are appropriate and competitive within the industry.

During fiscal 2005, each of the Company’s executive officers received compensation pursuant to the Company’s annual incentive bonus plan. At the beginning of fiscal 2005 the Board established targeted earnings and sales growth goals. Each executive job classification had a specific bonus percentage level ascribed to it based on the level of responsibility that it requires, the impact it could have on the business, and prior performance by the associate. Bonuses were determined based on the Company’s actual earnings and sales results as compared to the targeted goals. No bonus would have been paid for performance below a minimum threshold, and the payment was reduced substantially for performance below the targets. The maximum amount payable under the 2005 bonus plan would have been 2.5 times the individual associate’s target bonus percentage level, if increases were substantially above the targeted earnings and sales goals. During fiscal 2005 actual performance was at 65% of the targeted bonus level.

Stock Option Awards

Stock options are granted to key employees by the Committee under the Company’s Employee Stock Option Plans (the "Plans"). The number of shares subject to options granted to each individual generally depends upon his or her level of management responsibility. The largest grants are awarded to the employees who, in the view of the Board, have the greatest potential to impact the Company’s profitability and growth and increase shareholder value. Options under the Plans may be either incentive stock options or nonqualified stock options, at the discretion of the Committee (and subject to limits under Code Section 422), and are granted at an exercise price equal to 100% of the fair market value of the Company's common stock on the date of the grant. The Committee has discretion, as limited by the Plans, as to the duration of the option exercise period and the vesting of the right to exercise the options within that period. Options granted in fiscal 2005 under the Plans are exercisable as to 20% on the date of grant and 20% on each anniversary of the date of grant thereafter until fully exercisable, with the exception of Reload Options, which are fully exercisable on the date of grant. Reload Options represent an option to repurchase shares that are used by the grantee to pay the exercise price of any original option grant. A Reload Option is not granted upon the exercise of a Reload Option, however. Outstanding options expire five years from the date of grant, with the exception of options granted on April 29, 1998 and May 6, 1999, which expire ten years from the date of grant. Stock option awards to the Named Executive Officers over the past three fiscal years are disclosed in the Summary Compensation Table.

Restricted Stock Awards

  Restricted stock awards under the Company’s Capital Appreciation Plan may be granted by the Committee to executive officers and other key employees of the Company. The number of restricted shares and book units awarded are intended to serve as a retention vehicle and are based on the Compensation Committee’s evaluation of the potential contributions of each grantee to the long-term profitability and growth of the Company. The grantee holds all of the ownership rights (other than the right to receive dividends) to the stock from the date of grant, including the right to vote the stock, but may not transfer or assign the stock during a period of three years following the date of the grant. These shares are forfeited to the Company if the grantee is not employed by the Company (except for reasons of retirement, permanent disability or death) at the end of the period. Book units are awarded in tandem with restricted stock grants under the Company’s Capital Appreciation Plan and provide for a cash payment at the end of the three-year vesting period equal to: (i) the sum of the cumulative increase in the Company’s earnings per share during the vesting period and (ii) any dividends paid over the vesting period. Restricted stock awards and cash payouts in respect of book units granted to the Named Executive Officers over the past three fiscal years are disclosed in the Summary Compensation Table.

Compensation of the Chairman and Chief Executive Officer

The Committee annually reviews and approves the compensation of Alan B. Gilman (Chairman) and Peter M. Dunn (CEO) and the compensation policies described above apply equally to them. They are also eligible to participate in the Company’s equity plans, 401k Plan, bonus plans, Nonqualified Deferred Compensation Plan and Medical Reimbursement Plan (up to $3,500 per year for otherwise unreimbursed medical expenses).

Mr. Gilman’s total compensation was determined by the Committee in accordance with the "Relationship of Compensation to Performance" and "Stock Option Awards" sections herein. His base compensation was $500,000 in fiscal year 2005 and he earned an incentive bonus of $89,024, which represents 17.8% of his fiscal year 2005 base salary. He also received 25,000 stock options.

The total compensation paid to Mr. Dunn during fiscal year 2005 was determined by the Committee in accordance with the criteria described in the "Relationship of Compensation to Performance," "Stock Option Awards" and "Restricted Stock Awards" sections in this report. His base compensation was $500,000 in fiscal year 2005, and he received an incentive bonus of $226,608, representing 45% of his fiscal 2005 base salary. He also received 25,000 stock options and 20,000 shares of restricted stock (with 20,000 book units).

The overall compensation package for the Chairman and CEO is designed to motivate and reward them for driving the Company to strengthen its competitive position in the casual/family dine segment of the restaurant industry. Accordingly, a significant portion of their compensation is incentive based, providing greater compensation as direct and indirect measures of shareholder value increase. The Compensation Committee believes that their compensation for 2005 was directly related to the size and the overall performance of the Company, as measured by financial criteria and qualitative factors related to the achievement by the Company of the strategic initiatives in which it was engaged. To ensure that the compensation of the Chairman and the CEO is reasonable the Compensation Committee has reviewed benchmarking studies setting forth the compensation paid by the Company’s peers to their respective Chairman and Chief Executive Officer and their respective executives. Furthermore, the Compensation Committee has considered internal pay standards, including the relative differences between the Chairman and CEO’s compensation and the compensation of the other named executive officers and other executive officers. Based on this review, the Compensation Committee found that the total compensation in fiscal 2005 for Mr. Gilman, Mr. Dunn and the other Named Executive Officers was reasonable and not excessive.

The Compensation Committee’s Policy Regarding the Deductibility of Compensation

Pursuant to Code Section 162(m), publicly held corporations are prohibited from deducting compensation paid to the named executive officers, as of the end of the fiscal year, in excess of $1 million unless the compensation is "performance based". It is the Compensation Committee’s policy that the compensation paid to executive officers qualified for deductibility to the extent not inconsistent with the Company’s fundamental compensation policies. In furtherance of this policy, the Company is seeking shareholder approval for the 2006 Employee Stock Option Plan and the 2006 Incentive Bonus Plan to satisfy the performance based compensation requirements of Code Section 162(m).
The foregoing report is respectfully submitted by the members of the Compensation Committee:

James Williamson, Jr., Chairman, Charles E. Lanham, Dr. Ruth J. Person, Dr. John W. Ryan, and Steven M. Schmidt

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is available on the Company’s web site, www.steaknshake.com. The Board annually reviews the NYSE listing standards’ definition of independence for Audit Committee members and has determined that each of the members of the Audit Committee meets that definition. In addition, the Board has determined that Fred Risk is an "Audit Committee Financial Expert" as defined by SEC rules.

Management is responsible for the Company’s internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

During fiscal year 2005 the Audit Committee fulfilled its responsibilities by meeting with the Company’s independent auditors, internal auditors and the Company’s management. In the course of doing so it reviewed and discussed the Company’s quarterly earnings press releases, quarterly 10-Q filings, consolidated financial statements and related periodic reports filed with the SEC. It also reviewed management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditor’s opinion regarding management’s assessment of the effectiveness of its internal control over financial reporting. It also reviewed with the independent auditors the audit plan and scope.

The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended September 28, 2005, and discussed them with management and the Company’s independent auditors. The Audit Committee’s review included discussion with the independent auditors of the matters required to be discussed pursuant to the Statement on Auditing Standards No. 61, as amended, (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent auditors as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors that firm’s independence. More information regarding the Company’s independent auditors appears elsewhere in connection with the proposal to ratify the Audit Committee’s selection of Deloitte &Touche, LLP as the Company’s auditors for fiscal 2006.

Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the independent auditors, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended September 28, 2005, to be filed with the Securities and Exchange Commission.

The foregoing report is respectfully submitted by the members of the Audit Committee.

J. Fred Risk, Chairman, Charles E. Lanham, Dr. John W. Ryan, and Steven M. Schmidt

COMPANY PERFORMANCE

The graph below compares for each of the last five fiscal years the cumulative total return of the Company, the S&P 500, the S&P SmallCap 600 and the S&P Restaurants Indices. The Company is included among the companies comprising the S&P SmallCap 600, a major market index. The S&P Restaurants Index is included in the graph in order to provide a more direct comparison of the Company’s returns to those of other companies in the restaurant business. The cumulative total returns displayed below have assumed $100 invested on September 30, 2000, in the Company’s Common Stock, the S&P 500, the S&P SmallCap 600 and the S&P Restaurants Indices, and reinvestment of dividends paid since September 30, 2000.

Cumulative Total Return
	9/00	9/01	9/02	9/03	9/04	9/05

THE STEAK N SHAKE COMPANY	$100.00	$123.75	$137.50	$186.25	$213.50	$226.88
S & P 500	100.00	73.38	58.35	72.58	82.65	92.78
S & P SMALLCAP 600	100.00	89.39	87.78	111.36	138.73	168.16
S & P RESTAURANTS	$100.00	$94.63	$84.79	$104.23	$135.53	$162.32

Equity Compensation Plan Information

The following table provides information regarding the Company’s current equity compensation plans as of September 28, 2005. The information in this table does not include the securities to be issued under the 2006 Employee Stock Option Purchase Plan and 2006 Employee Stock Option Plan, which are subject to approval at the Annual Meeting and discussed more fully herein. The table does include, however, all securities previously approved for issuance.

Equity Compensation Plan Information

Plan Category	Number of Securities To be Issued Upon Exercise of Outstanding Options Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column )
Equity compensation plans by shareholders (1)	1,355,626	$16.11	938,928(2)
Equity compensation plans not approved by shareholders (3)	21,000	9.99	0
TOTAL	1,376,626	$16.02	938,928

(1) Consists of 1995 and 1997 ESOP plans, 2003, 2004 and 2005 Director Stock Option Plans, 1997 Capital Appreciation Plan, as amended and restated, and the 1992 Employee Stock Purchase Plan.

(2) The Capital Appreciation Plan provides for tandem awards of restricted stock and book units. As of September 28, 2005, 400,922 shares remained available for issuance pursuant to awards under that plan.

(3) Consists of the 2002 Director Stock Option Plan.

2. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee retained Deloitte & Touche LLP ("Deloitte") relative to the Company’s fiscal 2005 audit. Deloitte also served as independent auditor for fiscal 2004 and fiscal 2005. In connection with its audits for the two most recent fiscal years ended September 28, 2005 and September 29, 2004, and through the present time, there have been no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the financial statements for such periods. During the two most recent fiscal years ended September 28, 2005 and September 29, 2004, and through December 5, 2005, there have been no reportable events (as defined in Regulation S-K, Item 304(a)(1)(v)).

If a majority of shareholders voting do not ratify the selection of Deloitte, the Audit Committee will reconsider its choice of independent auditors, taking into consideration the views of the shareholders, and may (but will not be required to) appoint a different auditor for fiscal 2006.

Representatives of Deloitte will be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions. A synopsis of the fees paid to Deloitte and services provided by it are set forth below.

Independent Auditors’ Fees

Deloitte has advised the Company that they have billed or will bill the Company the below-indicated amounts for the following categories of services for each of the Company's last two fiscal years.

2005 FISCAL YEAR

TYPE OF FEE	Fiscal 2005	Fiscal 2004

Audit Fees (1)	$370,875	$171,635
Audit-Related Fees (2)	21,900	13,000
Tax Fees (3)	25,000	6,290
All Other Fees (4)	18,126	30,832

Total Fees for the Applicable Fiscal Year	$435,901	$221,757

(1) Audit fees include fees for services performed for the audit of the Company's annual financial statements including services related to Section 404 of the Sarbanes-Oxley Act and review of financial statements included in the Company's 10-Q filings, S-3 and S-8 Registration statements, comment letters and services that are normally provided in connection with statutory or regulatory filings or engagements.

(2) Audit-Related Fees include fees for assurance and related services performed that are reasonably related to the performance of the audit or review of the Company's financial statements. This includes the audit of the Company’s 401k and Profit Sharing Plan.

(3) Tax Fees are fees for services performed with respect to tax compliance, tax advice and tax return review.

(4)  All Other Fees are fees for other permissible work that does not meet the above category descriptions. This includes an on-line research subscription and sales and use tax software.

Pre-approval Policy

The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditor and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. In fiscal 2005, the Audit Committee approved the non-audit services performed by Deloitte & Touche described on the prior page.

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" THE RATIFICATION OF DELOITTE & TOUCHE, LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 27, 2006.

3. APPROVAL OF THE 2006 EMPLOYEE STOCK OPTION PLAN

On November 8, 2005 the Board of Directors of the Company adopted the 2006 Employee Stock Option Plan (the "Stock Option Plan"), which is being submitted for approval by the shareholders of the Company at the Annual Meeting. The purpose of the Stock Option Plan is to provide officers and other employees, who are materially responsible for the operation or management of the Company or a subsidiary, with a favorable opportunity to acquire shares of the Common Stock of the Company on favorable terms. The Board of Directors considers the Stock Option Plan to be both a retention tool and an incentive for employees to contribute to the profitability of the Company. Under the Stock Option Plan, options are granted at the closing price of the Company’s Common Stock on the date of the grant and only have value if the price of the Company’s stock increases prior to expiration of the option. The options vest over a period of time not to exceed ten years.

Background on the Stock Option Plan

The Stock Option Plan provides both for incentive stock options as defined under Code Section 422 ("ISOs") and non-qualified stock options ("Non-Qualified Options") (collectively, "Options"). No individual may be granted ISOs under the Stock Option Plan if the grant would cause the aggregate fair market value (determined as of the date the ISOs are granted) of the Common Stock with respect to which ISOs are exercisable for the first time by the participant during any calendar year under all stock option plans maintained by the Company and its subsidiaries to exceed $100,000. The Stock Option Plan provides that the purchase price for all common shares covered by each Option granted cannot be less than 100% of the fair market value of the Common Stock on the date of grant.

The purchase price for Common Stock covered by an Option must be paid in full at the time of exercise of the Option by cash or check in United States Dollars, by the delivery of Common Stock of the Company having a fair market value on the date of exercise equal to the exercise price or by tender of other property acceptable to the Committee.

The Stock Option Plan has a term of ten years and authorizes the issuance of options to purchase a total of 750,000 shares (not adjusted for stock dividends or splits) of Common Stock. The Stock Option Plan does not have a reload feature. The Compensation Committee (or duly designated subcommittee) may set certain conditions on the grant or exercise of stock options, including a vesting schedule or making the exercise contingent upon the participant’s achievement of certain performance goals. The Compensation Committee has the authority to determine the term of an Option, up to a maximum of 10 years, and each Option will be exercisable as determined by the Committee. The Committee may also accelerate the exercisability of an unvested Option.

A copy of the Stock Option Plan has been included as Exhibit A to this proxy statement and the foregoing discussion is qualified in its entirety by reference to that Appendix.

See "Plan Benefits" below for a description of certain awards to be made under the Stock Option Plan.

Federal Income Tax Consequences

The following is a brief summary of certain federal income tax aspects of the awards granted under the Stock Option Plan. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

Non-Qualified Stock Options. There will be no federal income tax consequences to the participant or to the Company upon the grant of a Non-Qualified Option. When the participant exercises a Non-Qualified Option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction, subject to any applicable limitations. Any gain that the participant realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the participant held the shares, and will not result in any additional deduction to the Company.

Incentive Stock Options. There typically will be no federal income tax consequences to the participant or to the Company upon the grant or exercise of an ISO. If the participant holds the underlying shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the participant disposes of the Option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the lesser of (i) the total gain recognized on the sale, or (ii) the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an ISO does not result in current taxable income, the excess of the fair market value of the underlying shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE STEAK N SHAKE COMPANY’S 2006 EMPLOYEE STOCK OPTION PLAN AS DESCRIBED ABOVE.

4.	APPROVAL OF THE 2006 INCENTIVE BONUS PLAN

As discussed in its report, the Compensation Committee is committed to ensuring that compensation paid to the Company’s executive officers may be deducted and that the limits on deductibility under Section 162(m) do not apply. Among other things, Code Section 162(m) allows a public company to deduct compensation paid in excess of $1 million to Named Executive Officers so long as that compensation is "performance based". On November 8, 2005, the Board of Directors adopted the 2006 Incentive Bonus Plan (the "Incentive Bonus Plan"). The Incentive Bonus Plan provides for cash bonuses that are "performance based". To further satisfy the requirements of Code Section 162(m), the Incentive Bonus Plan is being submitted for approval by the shareholders of the Company prior to implementation.

The purpose of the Incentive Bonus Plan is to promote the interests of the Company and its shareholders by providing additional cash compensation as an incentive to certain key executives of the Company and its subsidiaries who contribute materially to the success of the Company and such subsidiaries. Participation in the Incentive Bonus Plan will be limited to the Company’s executive officers.

Prior to making a cash award under the Incentive Bonus Plan the Compensation Committee (or a subcommittee of only "outside directors") will, within the time period required to qualify for the Section 162(m) exemption, determine the performance goal applicable to such award using one or more of the criteria specified in the Incentive Bonus Plan, establish the formula for determining the amount payable based upon achievement of the applicable performance goal, and establish such other terms and conditions for the award as are appropriate. Performance goals may take the form of absolute goals or goals relative to the performance of one or more other companies comparable to the Company or of an index covering multiple companies.

The maximum amount that may be paid with respect to a participant for a single award is limited to 175% of such participant’s salary. The Compensation Committee expects that awards may have more than one payment level depending on the level and responsibility of a particular participant and the extent to which specific goals are met or exceeded.

Under the Incentive Bonus Plan a participant will receive an award only upon the achievement of the applicable performance goals (except in the event of the participant’s death or disability, or in the event of a change in control of the Company). Further, the Compensation Committee may not exercise any discretionary authority to waive the achievement of the applicable performance goals or to increase the amount payable in a manner that would cause the payment to cease to qualify for the Section 162(m) exemption.

A copy of the Incentive Bonus Plan has been included as Appendix B to this proxy statement and the foregoing discussion is qualified in its entirety by reference to that Appendix.

See "Plan Benefits" below for a description of certain awards to be made under the Incentive Bonus Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2006 INCENTIVE BONUS PLAN, AS DESCRIBED ABOVE.

5. APPROVAL OF THE 2006 EMPLOYEE STOCK PURCHASE PLAN

The Company has maintained an employee stock purchase plan since 1993. The purpose of the employee stock purchase plan is to offer an inducement to eligible employees to remain with the Company by providing them with an opportunity to purchase shares of the Company’s stock on favorable terms. The total number of shares that may be purchased each year under the Stock Purchase Plan is limited to 150,000. Certain "highly compensated" employees, as defined by the regulations of the Internal Revenue Service, may not participate in the Stock Purchase Plan.

The employee stock purchase plan has been amended three (3) times, with the most recent amendment being made at the Annual Meeting of Shareholders in 2002. On each occasion the amendments increased the number of shares eligible for purchase thereunder. The shares authorized in 2002 will be exhausted by the end of calendar year 2006.

Believing that the Company benefits from the employee stock purchase plan, on November 8, 2005, the Board of Directors unanimously adopted the 2006 Employee Stock Purchase Plan (the "2006 Stock Purchase Plan"), subject to approval by the shareholders at the Annual Meeting. The material terms of the 2006 Stock Purchase Plan remain substantially the same as those contained in prior plans, except that it makes available for purchase an additional 450,000 shares. The additional shares will be adequate to permit participation in the 2006 Stock Purchase Plan by the Company’s eligible employees through calendar year 2009.
The 2006 Stock Purchase Plan will be administered by the Compensation Committee. The Compensation Committee is authorized to make determinations with respect to the administration and interpretation of the 2006 Stock Purchase Plan, and to make such rules as may be necessary to carry out its provisions. The Compensation Committee may designate other persons to administer the 2006 Stock Purchase Plan as necessary for the proper administration of the plan.

Eligibility to participate in the Stock Purchase Plan is limited to those who:

•	Customarily worked at least 20 hours per week during the six-month period prior to the beginning of the calendar year;
•	Have continuously been employed by the Company for at least six months prior to the beginning of the calendar year; and
•	Are not a "highly compensated employee" within the meaning of Section 414(q) of the Code.

Participation in the Stock Purchase Plan is voluntary, and an eligible employee may elect to participate by authorizing the Company to withhold from the participant’s compensation a whole even percentage between and including 2%-10% of their post-tax pay and to apply those amounts to purchase shares of Company Common Stock. A participant may increase, decrease or stop the amount to be deducted from his or her compensation once per year. Participants may terminate their participation in the 2006 Stock Purchase Plan at any time and receive the cash held in their account. No participant may purchase in any calendar year more than 1,000 shares, or shares with a fair market value as of the first trading day of the calendar year of more than $10,000.

A copy of the 2006 Stock Purchase Plan has been included as Appendix C to this proxy statement and the foregoing discussion is qualified in its entirety by reference to that Appendix.

See "Plan Benefits" below for a description of certain awards to be made under the 2006 Stock Purchase Plan.

Federal Income Tax Consequences.

The following is a brief summary of certain federal income tax aspects of the shares purchased under the Stock Purchase Plan. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

The 2006 Stock Purchase Plan is intended to be eligible for the favorable tax treatment provided by Sections 421 and 423 of the Code. There are no tax deductions available for amounts paid by participants to acquire shares under the 2006 Stock Purchase Plan. A participant will realize no income upon the purchase of Common Stock under the 2006 Stock Purchase Plan, and the Company will not be entitled to any deduction at the time of purchase of the shares. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the 2006 Stock Purchase Plan.

In the event that the shares are sold or otherwise disposed of more than two (2) years after the beginning of the calendar year in which the shares were purchased and more than one year from the date of transfer of the shares to the participant, then the participant generally will recognize ordinary income measured as the lesser of (i) the actual gain or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the calendar year in which such shares were acquired. Any additional gain will be long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on the disposition will be long-term or short-term capital gain or loss, depending on the holding period.

The Company is not entitled to a deduction for amounts taxed to a participant, except to the extent a participant recognizes ordinary income. In all other cases no deduction is allowed.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2006 EMPLOYEE STOCK PURCHASE PLAN.

PLAN BENEFITS

The grant of awards under the Stock Option Plan and the Incentive Bonus Plan is entirely within the discretion of the Compensation Committee of the Board of Directors. In addition, participation in the 2006 Stock Purchase Plan is within the discretion of the Company’s eligible employees. As a result, the Company cannot determine, and therefore has not disclosed, the benefits or amounts that will be awarded in the future under each of the plans. The closing price of the Company’s Common Stock on December 5, 2005 was $17.09.

The following table sets forth the benefits and awards received by or allocated to the persons listed below under the Company’s previously existing stock option plan, bonus plan and employee stock purchase plan for fiscal 2005. As previously indicated, the benefits and awards to be issued under the Stock Option Plan, Incentive Bonus Plan and 2006 Stock Purchase Plan are not currently determinable and, therefore, the information set forth in this table is not necessarily indicative of the types or amounts of benefits or awards that the persons identified in the table will receive in the future under such plans.

Stock Option Plan		Incentive Bonus Plan	Employee Stock Purchase Plan
Name and Position	Number of Securities Underlying Options Granted	Dollar Value of Cash Awarded	Number of Securities Purchased
Alan B. Gilman, Chairman	25,000	$89,024	0
Peter M. Dunn, President and Chief Executive Officer	25,000	226,608	0
Jeffrey Blade, Senior Vice President, Chief Financial Officer	16,500	71,815	0
Gary Reinwald, Executive Vice President	7,400	41,367	0
Gary S. Walker, Senior Vice President	15,757	57,207	0
All current executive officers as a group	129,837	656,724	0
All current directors who are not executive officers as a group	30,000	0	0
All employees, including all current officers who are not executive officers, as a group	326,422	$509,696	102,830

6. OTHER MATTERS

As of the date of this proxy statement, the Board of Directors of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those set forth above. If any other matters should properly come before the meeting, the proxies will be voted in accordance with the recommendations of the Board of Directors of the Company.

APPENDIX A

THE STEAK N SHAKE COMPANY
2006 EMPLOYEE STOCK OPTION PLAN

1.
Purpose: The purpose of the 2006 Stock Option Plan (the "Plan") is to secure for the Company and its shareholders the benefits inherent in common stock ownership by the officers and key employees of the Company who will be largely responsible for the Company's future growth and continued financial success by providing long-term incentives, in addition to current compensation, to certain key executives of the Company who contribute significantly to the long-term performance and growth of the Company. It is intended that these purposes will be furthered through the granting of options to purchase shares of the Company’s common stock.

2.	Definitions: For purposes of this Plan:

(a)	"Affiliate" shall mean any entity in which the Company has, directly or indirectly, an ownership interest of at least 25%.

(b)	"Award" shall mean an award of options granted under this Plan.

(c)	"Code" shall mean the Internal Revenue Code of 1986, as amended.

(d)	"Common Stock" shall mean the Company's common stock.

(e)	"Company" shall mean The Steak n Shake Company and its Subsidiaries and Affiliates.

(f)	"Disability" or "Disabled" shall mean qualifying for and receiving payments under the Company’s Long-Term Disability Plan.

(g)	"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(h)
"Fair Market Value" shall mean the closing price of a share of Common Stock on the New York Stock Exchange on the date of measurement or on any date as determined by the Committee and, if there were no trades on such date, on the day on which a trade occurred next preceding such date.

(i)
"Retirement" shall mean termination of the employment of an employee with the Company on terms that would entitle such person to obtain benefits under the Company’s 401k and Profit Sharing Plan or any successor plan.

(j)	"Subsidiary" shall mean any corporation which at the time qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" in Section 424 of the Code.

3.	Amount of Stock:

(a) Aggregate Limitation. The aggregate amount of Common Stock which may be made subject to Awards under the Plan shall not exceed 750,000 shares plus the number of shares that are subject to Awards granted hereunder that terminate or expire or are cancelled, forfeited, exchanged or surrendered during the term of this Plan without being exercised or fully vested. Awards granted under Section 16 shall not be considered in applying this limitation.

(b) Other Limitations. No individual participant may be granted Awards in any single calendar year of more than 50,000 options. Awards granted under Section 16 shall not be included in applying this limitation.

(c) Adjustment. The limitations under Section 3(a) and (b) are subject to adjustment in number and kind pursuant to Section 10.

(d) Treasury or Market Purchased Shares. Common Stock issued hereunder may be authorized and unissued shares or issued shares acquired by the Company on the market or otherwise.

4.	Administration:

The Plan shall be administered under the supervision of the Board of Directors of the Company through the agency of the Compensation Committee or a subcommittee thereof (the "Committee").

(a) Composition of Committee. The Committee shall consist of not less than two (2) members of the Board who are intended to meet the definition of "non-employee director" under the provisions of Section 162(m) of the Code and the definition of "independent directors" under the provisions of the Exchange Act or rules or regulations promulgated thereunder.

(b) Delegation and Administration. The Committee may delegate to one or more separate committees (any such committee a "Subcommittee") composed of one or more directors of the Company (who may, but need not be, members of the Committee) the ability to grant Awards with respect to participants who are not executive officers of the Company under the provisions of the Exchange Act or rules or regulations promulgated thereunder, and such actions shall be treated for all purposes as if taken by the Committee. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such Subcommittee. The Committee may delegate the administration of the Plan to an officer or officers of the Company, and such administrator(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of shares of Common Stock upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Committee may specify, provided that in no case shall any such administrator be authorized to grant Awards under the Plan. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such administrator, provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Committee.

5.	Eligibility:

Awards may be granted only to present or future officers and employees of the Company whose performance may play a role in the Company’s future success, including Subsidiaries and Affiliates which become such after the effective date of the Plan. Any officer or key employee of the Company shall be eligible to receive one or more Awards under the Plan. Any director who is not an officer or employee of the Company shall be ineligible to receive an Award under the Plan. The adoption of this Plan shall not be deemed to give any officer or employee any right to an Award, except to the extent and upon such terms and conditions as may be determined by the Committee.

6.	Qualifying Performance Criteria:

Awards under this Plan (other than incentive stock options) in the discretion of the Committee may be contingent upon achievement of Qualifying Performance Criteria.

(a) Available Criteria. For purposes of this Plan, the term "Qualifying Performance Criteria" shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole, to a business unit, to a specific geographic region, Affiliate or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the Award:

1.	cash flow or free cash flow,
2.	earnings per share,
3.	earnings before interest, taxes and amortization,
4.	return on equity,
5.	same store sales,
6.	total shareholder return,
7.	sales or revenue,
8.	income or net income,
9.	operating income or net operating income,
10.	operating profit or net operating profit,
11.	operating margin or profit margin,
12.	return on operating revenue,
13.	return on invested capital,
14.	market segment share,
15.	brand recognition/acceptance, or
16.	customer satisfaction.

(b) Adjustments. The Committee may adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (1) asset write-downs, (2) litigation or claim judgments or settlements, (3) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (4) accruals for reorganization and restructuring programs and (5) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year. Notwithstanding satisfaction or completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award, the number of stock options granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(c) Establishment and Achievement of Targets. The Committee shall establish the specific targets for the selected Qualified Performance Criteria. These targets may be set at a specific level or may be expressed as relative to the comparable measure at comparison companies or a defined index. In cases where Qualifying Performance Criteria are established, the Committee shall determine the extent to which the criteria have been achieved and the corresponding level to which vesting requirements have been satisfied or other restrictions to be removed from the Award or the extent to which a participant's right to receive an Award should lapse in cases where the Qualifying Performance Criteria have not been met, and shall certify these determinations in writing. The Committee may provide for the determination of the attainment of such targets in installments where it deems appropriate.

7.	Stock Options.

Stock options under the Plan shall consist of incentive stock options under Section 422 of the Code or nonqualified stock options (options not intended to qualify as incentive stock options), as the Committee shall determine.

Each option shall be subject to the following terms and conditions:

(a) Grant of Options. The Committee shall (1) select the officers and key employees of the Company to whom options may from time to time be granted, (2) determine whether incentive stock options or nonqualified stock options are to be granted, (3) determine the number of shares to be covered by each option so granted, (4) determine the terms and conditions (not inconsistent with the Plan) of any option granted hereunder including but not limited to restrictions upon the options, conditions of their exercise (including as to nonqualified stock options, subject to any Qualifying Performance Criteria), or restrictions on the shares of Common Stock issuable upon exercise thereof, (5) prescribe the form of the instruments necessary or advisable in the administration of options.

(b) Terms and Conditions of Option. Any option granted under the Plan shall be evidenced by a Stock Option Agreement entered into by the Company and the optionee, in such form as the Committee shall approve, which agreement shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the Plan, and in the case of an incentive stock option not inconsistent with the provisions of the Code applicable to incentive stock options, as the Committee shall prescribe:

(1) Number of Shares Subject to an Option. The Stock Option Agreement shall specify the number of shares of Common Stock subject to the Agreement.

(2) Option Price. The purchase price per share of Common Stock purchasable under an option will be determined by the Committee but will be not less than the Fair Market Value of a share of Common Stock on the date of the grant of the option, except as provided in Section 16.

(3) Option Period. The period of each option shall be fixed by the Committee, but no option shall be exercisable after the expiration of ten years from the date the option is granted.

(4) Consideration. Unless the Committee determines otherwise, each optionee, as consideration for the grant of an option, shall remain in the continuous employ of the Company for at least one year from the date of the granting of such option, and no option shall be exercisable until after the completion of such one year period of employment by the optionee.

(5) Exercise of Option. An option may be exercised in whole or in part from time to time during the option period (or, if determined by the Committee, in specified installments during the option period) by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such written notice must be accompanied by payment in full of the purchase price and Withholding Taxes (as defined in Section 11 hereof), due either (i) by personal, certified or bank check, (ii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iii) in shares of Common Stock owned by the optionee having a Fair Market Value at the date of exercise equal to such purchase price, (iv) in any combination of the foregoing, or (v) by any other method that the Committee approves. At its discretion, the Committee may modify or suspend any method for the exercise of stock options, including any of the methods specified in the previous sentence. Delivery of shares for exercising an option shall be made either through the physical delivery of shares or through an appropriate certification or attestation of valid ownership. Shares of Common Stock used to exercise an option shall have been held by the optionee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the option. No shares shall be issued until full payment therefor has been made. An optionee shall have the rights of a shareholder only with respect to shares of stock that have been recorded on the Company's books on behalf of the optionee or for which certificates have been issued to the optionee.

Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, allow the exercise of a lapsed grant if the Committee determines that: (i) the lapse was solely the result of the Company's inability to execute the exercise of an option Award due to conditions beyond the Company's control and (ii) the optionee made valid and reasonable efforts to exercise the Award. In the event the Committee makes such a determination, the Company shall allow the exercise to occur as promptly as possible following its receipt of exercise instructions subsequent to such determination.

(6) Nontransferability of Options. No option granted under the Plan shall be transferable by the optionee other than by will or by the laws of descent and distribution, and such option or stock appreciation right shall be exercisable, during the optionee's lifetime, only by the optionee.

(7) Retirement and Termination of Employment Other than by Death or Disability. If an optionee shall cease to be employed by the Company for any reason (other than termination of employment by reason of Retirement, death or Disability) after the optionee shall have been continuously so employed for one year after the granting of the option, or as otherwise determined by the Committee, the option shall be exercisable only to the extent that the optionee was otherwise entitled to exercise it at the time of such cessation of employment with the Company, unless otherwise determined by the Committee. If cessation of employment is on account of Retirement, the option shall be fully exercisable for the three-month period following the Retirement, regardless of whether it was fully exercisable at the time of Retirement. The Plan does not confer upon any optionee any right with respect to continuation of employment by the Company.

(8) Disability of Optionee. An optionee who ceases to be employed by reason of Disability shall be treated as though the optionee remained in the employ of the Company until the earlier of (i) cessation of payments under a disability pay plan of the Company, (ii) the optionee's death, or (iii) the optionee's 65th birthday.

(9) Death of Optionee. Except as otherwise provided in subsection (11), in the event of the optionee's death (i) while in the employ of the Company, (ii) while Disabled as described in subsection (8) or (iii) after cessation of employment due to Retirement, the option shall be fully exercisable by the executors, administrators, legatees or distributees of the optionee's estate, as the case may be, at any time following such death. Notwithstanding the foregoing, no option shall be exercisable after the expiration of the option period set forth in the Stock Option Agreement. In the event any option is exercised by the executors, administrators, legatees or distributees of the estate of a deceased optionee, the Company shall be under no obligation to issue stock thereunder unless and until the Company is satisfied that the person or persons exercising the option are the duly appointed legal representatives of the deceased optionee's estate or the proper legatees or distributees thereof.

(10) Incentive Stock Options. Incentive stock options may only be granted to employees of the Company and its Subsidiaries and parent corporations, as defined in Section 424 of the Code. In the case of any incentive stock option granted under the Plan, the aggregate Fair Market Value of the shares of Common Stock (determined at the time of grant of each option) with respect to which incentive stock options granted under the Plan and any other plan of the Company or its parent or a Subsidiary which are exercisable for the first time by an employee during any calendar year shall not exceed $100,000 or such other amount as may be required by the Code.

(11) Rights of Transferee. Notwithstanding anything to the contrary herein, if an option has been transferred in accordance with Section 7(b)(6), the option shall be exercisable solely by the transferee. The option shall remain subject to the provisions of the Plan, including that it will be exercisable only to the extent that the optionee or optionee's estate would have been entitled to exercise it if the optionee had not transferred the option. In the event of the death of the optionee prior to the expiration of the right to exercise the transferred option, the period during which the option shall be exercisable will terminate on the date one year following the date of the optionee's death. In the event of the death of the transferee prior to the expiration of the right to exercise the option, the period during which the option shall be exercisable by the executors, administrators, legatees and distributees of the transferee's estate, as the case may be, will terminate on the date one year following the date of the transferee's death. In no event will the option be exercisable after the expiration of the option period set forth in the Stock Option Agreement. The option shall be subject to such other rules as the Committee shall determine.

(12) No Reload. Options shall not be granted under this Plan in consideration for and shall not be conditioned upon the delivery of shares of Common Stock in payment of the exercise price and/or tax-withholding obligation under any other employee stock option.

(13) No Deferral Feature. No option granted under this Plan shall include any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise of the option under Section 83 of the Code, or the time the stock acquired pursuant to the exercise of the option first becomes substantially vested (as defined in regulations interpreting Section 83 of the Code).

8.	Forfeiture of Awards; Recapture of Benefits:

The Committee may, in its discretion, provide in an agreement evidencing any Award that, in the event that the participant engages, within a specified period after termination of employment, in certain activity specified by the Committee that is deemed detrimental to the interests of the Company (including, but not limited to, the breach of any non-solicitation and/or non-compete agreements with the Company), the participant will forfeit all rights under any Awards that remain outstanding as of the time of such act and will return to the Company an amount of shares of Common Stock with a Fair Market Value (determined as of the date such shares are returned) or an amount of cash, equal to the amount of any gain realized upon the exercise of any Award that occurred within a specified time period.

9.	Determination of Breach of Conditions:

The determination of the Committee as to whether an event has occurred resulting in a forfeiture or a termination of an Award or any reduction of the Company's obligations in accordance with the provisions of the Plan shall be conclusive.

10.	Adjustment of and Changes in the Common Stock:

(a)  Effect of Outstanding Awards. The existence of outstanding Awards shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustment, recapitalizations, reorganizations, exchanges, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company or any issuance of Common Stock or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided herein or by the Committee, (i) the issuance by the Company of Common Stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations to the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than shares of Common Stock, or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to stock options or other Awards theretofore granted or the purchase price per share, unless the Committee shall determine, in its sole discretion, that an adjustment is necessary or appropriate.

(b)  Adjustments. If the outstanding Common Stock or other securities of the Company, or both, for which an Award is then exercisable or as to which an Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, extraordinary dividend of cash and/or assets, recapitalization, reorganization or any similar event affecting the Common Stock or other securities of the Company, the Committee may appropriately and equitably adjust the number and kind of shares or other securities which are subject to this Plan or subject to any Awards theretofore granted, and the exercise or settlement prices of such Awards, so as to maintain the proportionate number of shares of Common Stock or other securities without changing the aggregate exercise or settlement price.

(c)  Fractional Shares. No right to purchase fractional shares shall result from any adjustment in stock options pursuant to this Section. In case of any such adjustment, the shares subject to the stock option shall be rounded down to the nearest whole share.

(d)  Assumption of Awards. Any other provision hereof to the contrary notwithstanding (except for Section 10(a)), in the event the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if it is the surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash.

11.	Taxes:

(a) Each participant shall, no later than the Tax Date (as defined below), pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Withholding Tax (as defined below) with respect to an Award, and the Company shall, to the extent permitted by law, have the right to deduct such amount from any payment of any kind otherwise due to the participant. The Company shall also have the right to retain or sell without notice, or to demand surrender of, shares of Common Stock in value sufficient to cover the amount of any Withholding Tax, and to make payment (or to reimburse itself for payment made) to the appropriate taxing authority of an amount in cash equal to the amount of such Withholding Tax, remitting any balance to the participant. For purposes of this paragraph, the value of shares of Common Stock so retained or surrendered shall be the average of the high and low sales prices per share on the New York Stock Exchange on the date that the amount of the Withholding Tax is to be determined (the "Tax Date") and the value of shares of Common Stock so sold shall be the actual net sales price per share (after deduction of commissions) received by the Company.

(b) Notwithstanding the foregoing, if the stock options have been transferred, the optionee shall provide the Company with funds sufficient to pay such Withholding Tax. If such optionee does not satisfy the optionee's tax payment obligation and the stock options have been transferred, the transferee may provide the funds sufficient to enable the Company to pay such taxes. However, if the stock options have been transferred, the Company shall have no right to retain or sell without notice, or to demand surrender from the transferee of, shares of Common Stock in order to pay such Withholding Tax.

(c) The term "Withholding Tax" means the minimum required withholding amount applicable to the participant, including federal, state and local income taxes, Federal Insurance Contribution Act taxes and other governmental impost or levy.

(d) Notwithstanding the foregoing, the participant shall be entitled to satisfy the obligation to pay any Withholding Tax, in whole or in part, by providing the Company with funds sufficient to enable the Company to pay such Withholding Tax or by requiring the Company to retain or to accept upon delivery thereof by the participant shares of Common Stock held by the participant for more than six months having a Fair Market Value sufficient to cover the amount of such Withholding Tax. Each election by a participant to have shares retained or to deliver shares for this purpose shall be subject to the following restrictions: (i) the election must be in writing and be made on or prior to the Tax Date; (ii) the election must be irrevocable; and (iii) the election shall be subject to the disapproval of the Committee.

12.	Change in Control:

In the event an optionee's employment with the Company terminates pursuant to a Qualifying Termination (as defined below) during the three (3) year period following a Change in Control of the Company (as defined below) and prior to the exercise of options granted under this Plan, all outstanding options shall become immediately fully vested and exercisable notwithstanding any provisions of the Plan or of the applicable Agreement to the contrary.

In addition, in the event of a Change in Control of the Company, the Committee may (i) determine that outstanding options shall be assumed by, or replaced with comparable options by, the surviving corporation (or a parent or subsidiary of the surviving corporation) and that outstanding Awards shall be converted to similar awards of the surviving corporation (or a parent or subsidiary of the surviving corporation), or (ii) take such other actions with respect to outstanding options and other Awards as the Committee deems appropriate.

(a)  For purposes of this Plan, a Change in Control shall be deemed to have occurred on the earliest of the following dates:

(1)   The date any person (as defined in Section 14(d)(3) of the Exchange Act) shall have become the direct or indirect beneficial owner of twenty percent (20%) or more of the then outstanding common shares of the Company;

(2)   The date the shareholders of the Company approve a merger or consolidation of the Company with any other corporation other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least 75% of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company in which no Person acquires more than 50% of the combined voting power of the Company's then outstanding securities;

(3)  The date the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

(4)  The date there shall have been a change in a majority of the Board of Directors of the Company within a two (2) year period beginning after the effective date of the Plan, unless the nomination for election by the Company's shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the two (2) year period.

(b) For purposes of this Plan provision, a Qualifying Termination shall be deemed to have occurred under the following circumstances:

(1)  A Company-initiated termination for reasons other than the employee's death, Disability, resignation without good cause, willful misconduct or activity deemed detrimental to the interests of the Company, provided the participant executes a general release and, where applicable, a non-solicitation and/or non-compete agreement with the Company;

(2)  The participant resigns with good cause, which includes (i) a substantial adverse alteration in the nature or status of the participant's responsibilities, (ii) a reduction in the participant's base salary or levels of entitlement or participation under any incentive plan, award program or employee benefit program without the substitution or implementation of an alternative arrangement of substantially equal value, or (iii) the Company requiring the participant to relocate to a work location more than fifty (50) miles from the participant's work location prior to the Change in Control.

13.	Amendment of the Plan:

The Board of Directors may amend or suspend this Plan at any time and from time to time; provided, however, that the Board of Directors shall submit for shareholder approval any amendment (other than an amendment pursuant to the adjustment provisions of Section 10) required to be submitted for shareholder approval by law, regulation or applicable stock exchange requirements or that otherwise would:

(a)	increase the limitations in Section 3;

(b)	reduce the price at which stock options may be granted to below Fair Market Value on the date of grant;

(c)	reduce the option price of outstanding stock options;

(d)	extend the term of this Plan; or

(e)	change the class of persons eligible to be participants.

In addition, no such amendment or alteration shall be made which would impair the rights of any participant without such participant's consent under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

14.	Miscellaneous:

(a)  By accepting any benefits under the Plan, each participant and each person claiming under or through such participant shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken or to be taken or made under the Plan by the Company, the Board, the Committee or any other committee appointed by the Board.

(b)  No participant or any person claiming under or through him shall have any right or interest, whether vested or otherwise, in the Plan or in any Award, contingent or otherwise, unless and until all of the terms, conditions and provisions of the Plan and the Agreement that affect such participant or such other person shall have been complied with.

(c)  Neither the adoption of the Plan nor its operation shall in any way affect the rights and powers of the Company to dismiss or discharge any employee at any time.

15.	Term of the Plan, Termination of Prior Plan:

This Plan was approved by the Board of Directors of the Company on November 8, 2005 and will become effective on February 8, 2006, subject to the affirmative vote of the holders of a majority of the votes cast at the 2006 annual meeting of shareholders. The Plan shall expire on February 8, 2010, unless suspended or discontinued earlier by action of the Board of Directors. The expiration of the Plan, however, shall not affect the rights of participants under Awards theretofore granted to them, and all Awards shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

16.	Grants in Connection with Corporate Transactions and Otherwise:

Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make substitute awards under this Plan to an employee of another corporation who becomes an employee of the Company by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for an option or award granted by such corporation, or limit the ability of the Company to grant options outside this Plan. The terms and conditions of any Substitute Awards may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the Substitute Awards. Any Substitute Awards made pursuant to this Section 16 shall not count against the limitations provided under Section 3.

17.	Governing Law:

The validity, construction, interpretation and effect of the Plan and agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Indiana, without giving effect to the conflict of laws provisions thereof. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration.

18.	Unfunded Plan:

Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate or earmark any cash or other property which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation or earmarking, nor shall the Company or the Committee be deemed to be a trustee of stock or cash to be awarded under the Plan.

19.	Compliance with Other Laws and Regulations:

This Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell, issue or deliver shares of Common Stock under such Awards, shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a participant's name or deliver any shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. No stock option shall be exercisable and no shares of Common Stock shall be issued and/or transferable under any other Award unless a registration statement with respect to the shares underlying such stock option is effective and current or the Company has determined that such registration is unnecessary.

20.	Liability of Company:

The Company shall not be liable to a participant or other persons as to (a) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and (b) any tax consequence expected, but not realized, by any participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

APPENDIX B
THE STEAK N SHAKE COMPANY
2006 INCENTIVE BONUS PLAN

1. Purpose: The purpose of the 2006 Incentive Bonus Plan (the "Plan") is to promote the interests of the Company and its shareholders by providing additional cash compensation as incentives to certain key executives of the Company and its Subsidiaries and Affiliates who contribute materially to the success of the Company and such Subsidiaries and Affiliates.

2. Definitions: The following terms when used in the Plan shall, for the purposes of the Plan, have the following meanings:

(a) "Affiliate" shall mean any entity in which the Company has an ownership interest of at least 25%.

(b)	"Award" means the opportunity to earn cash compensation under this Plan, subject to the achievement of one or more Performance Goals and such other terms and conditions as the Committee may impose.

(c)   "Board" means the Board of Directors of the Steak n Shake Company.

(d)	"Cause" means a Participant’s commission of any act or acts involving dishonesty, fraud, illegality or moral turpitude.

(e)  "Change in Control" means the happening of any of the following events:

(1) the acquisition by any Person or "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of either (A) the then-outstanding shares of Stock ("Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this Section 2(e)(1), the following acquisitions shall not constitute a Change in Control:

(i)	any acquisition directly from the Company,

(ii)	any acquisition by the Company,

(iii)	any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or

(2) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3) consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company and/or any entity controlled by the Company, or a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any entity controlled by the Company (each, a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting form such Business Combination (including, without limitation, any entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(f) "Code" means the Internal Revenue Code of 1986, as amended

(g) "Company" means the Steak n Shake Company, its Subsidiaries and Affiliates.

(h) "Job Loss" means a Termination of Employment resulting from a corporate restructuring or reorganization, job restructuring, reduction in force, outsourcing or replacement of jobs by technology.

(i) "Participant" means an employee of the Company who is an "executive officer" as defined in Rule 3b-7 promulgated under the Exchange Act who has been granted an Award.

(j) "Performance Goal" means any of the following measures as applied to the Company as a whole or to any Subsidiary, division or other unit of the Company; revenue; operating income; net income; basic or diluted earnings per share; return on revenue; return on assets; return on equity; return on total capital; or total shareholder return.

(k) "Performance Period" for an Award means the period of time for the measurement of the extent to which the applicable Performance Goals are attained.

(l) "Retirement" shall mean termination of the employment of an employee with the Company or a Subsidiary or Affiliate on terms that allow them to collect benefits under the Company’s 401k and Profit Sharing Plan.

(m) "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(n) "Subsidiary" shall mean any corporation, which at the time qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" in Section 424 of the Code.

(o) "Termination of Employment" of a Participant means the termination of the Participant’s employment with the Company and the Subsidiaries.

3. Administration: The Plan shall be administered under the supervision of the Board, which may exercise its powers, to the extent herein provided, through the agency of its Compensation Committee or a subcommittee thereof (the "Committee"). The Committee shall consist of not less than two (2) members of the Board who meet the definition of "non-employee directors" under the provisions of Section 162(m) of the Code and the definition of "independent directors" under the provisions of the Exchange Act or the regulations or rules promulgated thereunder.

4. Eligibility; Maximum Awards: Awards may be granted to any Participant. The maximum amount of cash that may be payable with respect to any one Award shall be 175% of a Participant’s salary in the first year of the performance period.

5. Establishment of Awards:

(a) Basic Terms of Awards. In connection with the grant of each Award, the Committee shall, within the time period required to qualify for the Section 162(m) Exemption.

(1) determine the Performance Goal(s) and Performance Period applicable to such Award,

(2) establish the formula for determining the amounts payable based upon achievement of the applicable Performance Goal,

(3) determine the consequences for the Award of the Participant’s Termination of Employment for various reasons or the Participant’s demotion or promotion during the Performance Period,

(4) specify the consequences for the Award of the occurrence of a Change in Control during the Performance Period (if such consequences are to be different from those provided in Section 6 below), and

(5) establish such other terms and conditions for the Award as it may deem appropriate.

(b) Performance Goals may take the form of absolute goals or goals relative to the performance of one or more other companies comparable to the Company or of an index covering multiple companies. In establishing Performance Goals, the Committee may specify that there shall be excluded the effect of restructuring charges, discontinued operations, extraordinary items, cumulative effects of accounting changes, and other unusual or nonrecurring items, and asset impairment, in each case as those terms are defined under generally accepted accounting principles and provided in each case that such excluded items are objectively determinable by reference to the Company’s financial statements, notes to the Company’s financial statements and/or management’s discussion and analysis in the Company’s financial statements.

(c) A cash payment may be made to a Participant pursuant to an Award only upon the achievement of the applicable Performance Goal(s), except that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such Performance Goals will be waived in whole or in part upon the death or Disability of the Participant, in the event of a Change in Control, or such other event as the Committee may deem appropriate. Notwithstanding the foregoing, however, the Committee may not exercise any discretionary authority it may otherwise have under this Plan with respect to an Award, in any manner to waive the achievement of the applicable Performance Goals or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Award to cease to qualify for the Section 162(m) Exemption.

6. Change in Control: Unless otherwise determined by the Committee in connection with the grant of an Award, upon a Change in Control during the Performance Period for any Award, the Participant shall be entitled to receive, promptly following the Change in Control (and in any event within 30 days thereafter), a payment with respect thereto equal to (i) the amount that would be payable with respect to such Award, if the applicable Performance Goals for the Performance Period were achieved at the level achieved during the portion of the Performance Period that precedes the Change in Control times, (ii) a fraction, the numerator of which is the number of days in the portion of the Performance Period that precedes the Change in Control and the denominator of which is the total number of days in the Performance Period; provided, that the Participant shall forfeit his or right to receive such payment if he or she experiences a Termination of Employment for Cause before the payment is made. The amount paid with respect to any Award under this Section 6 shall offset the amount (if any) that becomes payable with respect thereto following completion of the Performance Period of the Award.

7. Non-Transferability: Awards granted hereunder shall not be assignable or transferable other than by will or the laws of descent and distribution.

8. Withholding Taxes: The Company may withhold or cause to be withheld from any or all cash payments made under this Plan such amounts as are necessary to satisfy all federal, state and local withholding tax requirements related thereto.

9. Funding: Benefits payable under this Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of, benefits under this Plan.

10. No Employment Rights: Neither the establishment of this Plan, nor the granting of any Award, shall be construed to (a) give any Participant the right to remain employed by the Company or to any benefits not specifically provided by this Plan, or (b) in any manner modify the right of the Company to modify, amend, or terminate any of its employee benefit plans.

11.  Nature of Payments: Any and all grants of Awards and payments of cash hereunder shall constitute special incentive payments to the Participant, other than payments pursuant to Awards with Performance Periods of one year or less, and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purposes of determining any pension, retirement, death or other benefits under (a) any qualified, non-qualified or supplemental pension, retirement or profit-sharing plan of the Company, (b) any bonus, life insurance or other employee benefit plan of the Company, or (c) any agreement between the Company, and the Participant, on the other hand, except as such plan or agreement shall otherwise expressly provide.

Without limiting the generality of the foregoing, payments of cash hereunder may be deferred under any such plan if and to the extent such plan so provides.

12. Non-Uniform Determinations: The Committee’s determinations under this Plan need not be uniform, and may be made by the Committee selectively among individuals who receive, or are eligible to receive, Awards (whether or not such individuals are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, to enter into non-uniform and selective Award Agreements as to (a) the identity of the Participants, (b) the terms and provisions of Awards, and (c) the treatment of Terminations of Employment.

13.	Miscellaneous:

(a) By accepting any benefits under the Plan, each Participant and each person claiming under or through him shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken or made to be taken or made under the Plan by the Company, the Board, the Committee or any other committee appointed by the Board.

(b) Any action taken or decision made by the Company, the Board, the Committee, or any other committee appointed by the Board arising out of or in connection with the construction, administration, interpretation or effect of the Plan or of the Regulations shall lie within its absolute discretion, as the case may be, and shall be conclusive and binding upon all Participants and all persons claiming under or through any Participant.

(c) No member of the Board, the Committee, or any other committee appointed by the Board shall be liable for any act or failure to act of any other member, or of any officer, agent or employee of such Board or Committee, as the case may be, or for any act or failure to act, except on account of their own acts done in bad faith. The fact that a member of the Board shall then be, shall theretofore have been or thereafter may be a Participant in the Plan shall not disqualify such person from voting at any time as a director with regard to any matter concerning the Awards, or in favor of or against any amendment or alteration of the Plan, provided that such amendment or alteration shall provide no benefit for directors as such and provided that such amendment or alteration shall be of general application.

(d) The Board, the Committee, or any other committee appointed by the Board may rely upon any information supplied to them by any officer of the Company or any Subsidiary and may rely upon the advice of counsel in connection with the administration of the Plan and shall be fully protected in relying upon information or advice.

14. Amendment of Plan and Awards: The Board may from time to time in its discretion amend or modify this Plan or Awards without the approval of the shareholders of the Company; provided that except as provided in the next sentence, no such amendment shall adversely affect any previously-granted Award without the consent of the Participant. Notwithstanding the foregoing, the Board may from time to time amend Awards, without the consent of affected Participants, (i) to comply with applicable law, stock exchange rules or accounting rules, and (ii) to make changes that do not materially decrease the value of such Awards. In no event may any Award be amended in any manner that would cause it to cease to qualify for the Section 162(m) Exemption.

15. Term of the Plan: This Plan was approved by the Board of Directors of the Company on November 8, 2005 and will become effective on February 8, 2006, subject to the affirmative vote of the holders of a majority of the votes cast unless suspended or discontinued earlier by action of the Board of Directors. The Plan will expire on the last day of the Company’s Fiscal Year 2010. The expiration of the Plan, however, shall not affect the rights of the Participants under Awards theretofore granted to them, and all Awards shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

16. Controlling Law: The law of the State of Indiana, except its law with respect to choice of law, shall be controlling in all matters relative to this Plan.

APPENDIX C

THE STEAK N SHAKE COMPANY
2006 EMPLOYEE STOCK PURCHASE PLAN

RECITALS:

WHEREAS, The Steak n Shake Company ("Corporation") desires to provide eligible employees of the Corporation and its subsidiaries interest in the Corporation through the purchase of shares of common stock of the Corporation ("Common Stock"); and

WHEREAS, the Corporation desires to offer further inducement to eligible employees to remain as employees by providing a form of additional compensation, for services which the employees have rendered or will hereafter render, through the purchase of Common Stock at a discounted rate.

NOW, THEREFORE, the Corporation hereby establishes this 2006 Employee Stock Purchase Plan (the "Plan") pursuant to the provisions of Code Section 423, as follows:

ARTICLE I
ESTABLISHMENT OF PLAN

The Plan was approved by the Board of Directors on November 8, 2005 and its implementation is conditioned upon the approval of the holders of a majority of the issued and outstanding Common Stock of the Corporation who are either present or represented and entitled to vote at a meeting of shareholders of the Corporation duly held within twelve (12) months after the date the Plan is adopted by the Board of Directors.

ARTICLE II
DEFINITIONS AND CONSTRUCTION

Section 2.01. Definitions. When the initial letter of a word or phrase is capitalized, the meaning of such word or phrase will be as follows:

(a)  "Account" means the record of a Participant’s interest in the Plan, as maintained by the Custodian, consisting of the sum of the Participant’s payroll deductions under the Plan and the number of shares of Common Stock issued to the Participant by the Corporation pursuant to the Plan.
(b) "Board of Directors" means the board of directors of the Corporation as it shall exist from time to time.
(c)  "Code" means the Internal Revenue Code of 1986, as amended, and its interpretive regulations.
(d)  "Committee" means the committee appointed by the Board of Directors under Section 7.01 to administer the Plan.
(e)  "Common Stock" means the shares of Common Stock, $.50 stated value, of the Corporation. Stock issued hereunder may be authorized and unissued shares or issued shares acquired by the Corporation on the market or otherwise.
(f)  "Corporation" means The Steak n Shake Company, an Indiana corporation, and its successors and assigns.

(g)  "Custodian" means any party designated by the Board of Directors pursuant to Section 7.02 to act as custodian of the Plan.
(h)  "Effective Date" means January 1, 2007.
(i)  "Eligible Employee" means any person employed by the Corporation or any of its subsidiaries during the Plan Term, and who is initially classified as an employee on the payroll records of the Corporation or any of its subsidiaries, except for:
(1) Certain highly compensated employees of the Corporation or any of its subsidiaries as determined by the Board of Directors;
(2) Employees who have been continuously employed for less than six (6) months; or
(3) Employees whose customary employment is less than twenty (20) hours per week during the prior six month period.
(j)  "Fair Market Value" means the closing sale price of a share of Common Stock as reported on the New York Stock Exchange or if no shares are traded on a particular date, the closing price on the prior trading day.
(k)  "Offering Date" means the first business day in January of each calendar year during the Plan Term in which the Corporation offers Common Stock for purchase hereunder.
(l)  "Participant" means an Eligible Employee who (i) authorizes the Corporation to make payroll deductions from Plan Compensation for the purpose of purchasing Common Stock pursuant to the Plan, (ii) has commenced participation in the Plan pursuant to Section 3.01, and (iii) has not incurred a withdrawal, voluntary or involuntary, pursuant to Article VI.
(m) "Payday" means the date on which an Eligible Employee receives any Plan Compensation.
(n)  "Plan" means this The Steak n Shake Company’s Employee Stock Purchase Plan.
(o)  "Plan Compensation" means all cash payments made by the Corporation or any subsidiary to an employee through their respective payroll systems for services as employees, including wages, salary, tip income, incentive compensation and bonuses, but excluding therefrom profit sharing payments, stock incentive program payments, and all other fringe benefit payments.
(p)  "Plan Term" means the period from January 1, 2007 to and including February 28, 2012.
(q)  "Purchase Price" means the price per share of Common Stock for purchase by Participants as defined in Section 5.02.
(r)  "Section," means, when not preceded by the word "Code," a section of this Plan.

Section 2.02. Construction and Governing Law.

(a) This Plan will be construed, enforced and administered and the validity thereof determined in accordance with the Code and the regulations thereunder, and in accordance with the laws of the State of Indiana to the extent those laws are not inconsistent with the Code.
(b) This Plan is intended to qualify as an employee stock purchase plan under Code Section 423. The provisions of the Plan will be construed so as to fulfill this intention.

ARTICLE III
PARTICIPATION

Section 3.01. Participation.

Any person who is an Eligible Employee as of any Offering Date under the Plan may become a Participant in the Plan for that calendar year by completing and delivering to the Committee such forms as the Committee will require to authorize payroll deductions and to request participation in the Plan within the time period established by the Committee.

Section 3.02. Payroll Deductions.

(a)   Payroll deductions for a Participant will commence on the first Payday of the calendar year after an Eligible Employee becomes a Participant and will continue for that calendar year and for each subsequent calendar year until the earlier of (i) the termination of the Plan, as provided in Section 8.02, or (ii) the date the Participant suspends his or her payroll deductions pursuant to paragraph (b) of this Section 3.02. Each Participant will authorize the Corporation to make deductions from the Participant’s Plan Compensation on each Payday during the calendar year in which he or she is a Participant in the Plan at a designated whole even percentage between and including 2% and 10% of the Participant’s Plan Compensation.

(b) A Participant may increase, decrease or suspend his or her payroll deduction one time only during each calendar year of participation effective as of any Payday by filing written notice with the Committee at least fourteen (14) days prior to such Payday. A Participant’s suspension of payroll deductions will not automatically result in withdrawal from participation in the Plan. If a Participant, on any scheduled Payday, receives no pay or his or her net pay shall be insufficient, after all required deductions, to permit withholding the payroll deduction in full authorized hereunder, the Corporation or its subsidiary will (i) suspend the deduction, if no pay is received by the Participant, until the next Payday in which Participant’s net pay is sufficient for such withholding, or (ii) if the pay is insufficient for a full deduction hereunder, effect a partial deduction equal to the net pay available for such deduction; provided, however, that no withdrawal will be deemed to have occurred in either event. If no deduction or if a partial deduction is effected, no carryover of the balance of the authorized deduction will occur.

Section 3.03. Participant’s Account.

On each Payday, the Corporation or its subsidiary, as the case may be, will deduct the authorized amount from each Participant’s Plan Compensation and, as soon as administratively reasonable, will transfer the amount of such deductions to the Custodian. The Custodian will credit the Account of each Participant with the amount of the Participant’s payroll deduction under the Plan effective as of the Payday on which it was deducted. No interest will be paid on amounts held in a Participant’s Account.

ARTICLE IV
COMMON STOCK

The shares subject to issuance under this Plan will be Common Stock. The total number of shares of Common Stock which may be purchased under this Plan will not exceed in the aggregate Four Hundred Fifty Thousand (450,000) shares, of which not more than One Hundred Fifty Thousand (150,000) shares of Common Stock will be issued in any one calendar year during the Plan Term, except as such numbers of shares of Common Stock will be or have been adjusted in accordance with Sections 5.01(a) and 8.01 of this Plan. In the event the aggregate number of shares of Common Stock issuable for any calendar year will exceed One Hundred Fifty Thousand (150,000) shares of Common Stock (adjusted pursuant to Sections 5.01(a) and 8.01 of the Plan), the Committee will reduce proportionately, disregarding fractions of shares of Common Stock, each Participant’s purchase hereunder for the calendar year to the extent necessary so that the aggregate number of shares of Common Stock will not exceed the maximum authorized shares of Common Stock for issuance during the calendar year. The offerings hereunder will be in annual increments in each calendar year during the Plan Term. Common Stock required to satisfy purchases pursuant to the Plan will be provided out of the Corporation’s authorized and unissued shares or treasury shares.

ARTICLE V
PURCHASE OF COMMON STOCK

Section 5.01. The Offering.

(a) On each Offering Date, the Corporation will offer an aggregate of One Hundred Fifty Thousand (150,000) shares of Common Stock for purchase by Participants during the current calendar year pursuant to the terms of the Plan. The number of shares of Common Stock offered annually hereunder will be increased by the aggregate number of shares of Common Stock, if any, which were offered but not purchased during prior calendar years during the Plan Term and will be subject to further adjustment in accordance with Section 8.01.

(b) Notwithstanding any provision in this Plan to the contrary, no Eligible Employee will become a Participant in any annual offering if the Participant owns of record or beneficially, as of the Offering Date, shares in the Corporation (or options to purchase shares in the Corporation) possessing in the aggregate five percent (5%) or more of the total combined voting power or value of all classes of shares of the Corporation within the meaning of Code Section 423(b)(3); or

Section 5.02. Purchase Price.

The Purchase Price for Common Stock purchased during each calendar year of the Plan Term will be equal to 85% of the lesser of (i) Fair Market Value per share of the Common Stock on the first trading day of Common Stock of the calendar year in which the annual offering is made or (ii) the Fair Market Value per share of the Common Stock on the last trading day of Common Stock of the calendar year in which the annual offering is made.

Section 5.03. Purchase of Common Stock; Limitations.

(a) Within ten (10) days following the end of each calendar year during the Plan Term, the Committee will determine the Purchase Price per share of Common Stock in accordance with Section 5.02. Each Participant during the prior calendar year will thereupon automatically purchase from the Corporation and the Corporation, upon payment of the purchase price by the Custodian, will cause to be issued to the Participant, as promptly as administratively possible, that whole number of shares of Common Stock which such Participant’s Account will enable such Participant to purchase at the Purchase Price. No fractional shares will be issued and the Participant will receive in cash the balance of his or her Account after purchase of the whole number of shares of Common Stock under the preceding sentence or, if the Participant’s authorization for deduction continues for the next calendar year, the balance of the Account will carryover to the next calendar year.

(b) During any one calendar year, a Participant may not purchase more than the lessor of (i) 1,000 shares of Common Stock, or (ii) Common Stock having a fair market value as of the applicable Offering Date in excess of Ten Thousand Dollars ($10,000).

(c) A Participant will not have any interest in, or rights as a shareholder with respect to, Common Stock subject to purchase under this Plan until those shares of Common Stock have been issued to the Participant.

ARTICLE VI
WITHDRAWAL

Section 6.01. Voluntary Withdrawal.

A Participant may withdraw from participation in the Plan as of any Payday by delivering written notice to the Committee at least fourteen (14) days prior to that Payday. The Committee will promptly notify the Custodian of any Participant’s withdrawal. As soon as administratively possible after the effective date of a Participant’s withdrawal from the Plan, the balance of the Participant’s Account will be paid to him or her in cash. A Participant’s withdrawal from participation in the Plan will not prevent his or her further participation in the Plan in any succeeding calendar year during the Plan Term. Any Eligible Employee who withdraws from the Plan will be entitled to resume payroll deductions and become a Participant as of the next annual enrollment period, as provided in Section 3.01.

Section 6.02. Involuntary Withdrawal.

Upon termination of a Participant’s employment with the Corporation or its subsidiaries for any reason, including resignation, discharge, disability or retirement, the balance of the Participant’s Account will be paid to the Participant, or, in the case of the Participant’s death, to the Participant’s beneficiary as provided in Section 6.04. The Corporation or the Custodian will pay that amount as soon as administratively possible after the Committee has received notification of the Participant’s termination of employment.

Section 6.03. Interest.

No payroll deductions or Account balances paid to a Participant who withdraws from participation in the Plan for any reason, voluntary or involuntary, or paid to any beneficiary in accordance with Section 6.04, will be credited with interest.

Section 6.04. Participant’s Beneficiary.

(a) A Participant may file with the Committee a written designation of a beneficiary who is to receive any Common Stock or cash credited to the Participant’s Account under the Plan in the event of the Participant’s death. A Participant may change his/her beneficiary designation at any time by written notice to the Committee.
(b)  Upon the Participant’s death, and upon the Committee’s receipt of reasonable proof of the identity and existence of the Participant’s designated beneficiary, the Committee will cause payment to the beneficiary of the shares or cash, if any, as provided in Section 6.04(a) as soon as administratively possible. If a Participant dies without a surviving designated beneficiary, the Committee will cause payment of the shares or cash to the Participant’s estate or a representative of that estate.
(c) No designated beneficiary and no heir or beneficiary of the estate of a deceased Participant will acquire any interest in the Common Stock or cash credited to the Participant’s Account under the Plan prior to the death of the Participant.

ARTICLE VII
PLAN ADMINISTRATION

Section 7.01. Administrative Committee.

(a) The Plan will be administered, at the expense of the Corporation, by the Committee. The Committee will consist of not less than three (3) members, who will be appointed by the Board of Directors. Each member of the Committee will be either a director, officer or employee of the Corporation. Each member of the Committee will serve until he/she resigns or is removed by the Board of Directors. The Board of Directors may remove a Committee member without cause and without advance notice. A Committee member may resign by submitting written notice to the Committee or to the Board of Directors.
(b)  The Committee will be vested with full discretionary authority to make, administer and interpret such rules and regulations as it deems necessary to administer the Plan. Any determination, construction, interpretation, administration, or application of the Plan by the Committee will be final, conclusive and binding on all Participants, beneficiaries and any and all other persons claiming under or through any Participant.
(c)  A quorum of the Committee will consist of a majority of its members, and the Committee may act by a majority of its members at a meeting at which a quorum is present, or without a meeting by a written consent to their action taken signed by all members of the Committee. The Committee may request advice or assistance and employ or designate such other persons as are necessary for the proper administration of the Plan.

Section 7.02. Custodian.

(a) The Board of Directors, in its sole discretion, will appoint a Custodian. The Custodian may be removed by the Board of Directors at any time.
(b) The Custodian will keep or cause to be kept accurate and detailed accounts of all contributions, receipts, disbursements and transfers of shares of Common Stock under the Plan, and all accounts, books and records relating to the Plan will be open to inspection and audit at all reasonable times by any person designated by the Board of Directors or the Committee.
Section 7.03. Registration of Stock.

The Custodian will maintain complete and accurate records of the number of shares in each Participant’s Account and will deliver certificates representing those shares to the Participant annually upon receipt of a written request therefor from the Committee. The Certificates for shares of Common Stock to be delivered to Participants under the Plan will be registered in the name of the Participant or, if the Participant so directs by written notice delivered to the Committee at least ten (10) days prior to the end of the calendar year, in the names of the Participant and one such other person as designated by the Participant, as joint tenants with rights of survivorship, to the extent permitted by applicable law. The Committee will timely notify the Custodian of its receipt of any such written notice.

Section 7.04. Transferability.

Neither payroll deductions credited to a Participant’s Account nor any rights with regard to the purchase or receipt of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant, except with respect to the death of the Participant as provided in Sections 6.02 and 6.04. Any such attempted assignment, transfer, pledge, or other disposition will be without effect, except that the Committee, in its sole discretion, may treat such an act as an election to withdraw from the Plan in accordance with Section 6.01.

Section 7.05. Separate Accounting for Payroll Deductions.

No payroll deductions received or held by the Corporation or the Custodian under this Plan may be used by the Corporation or the Custodian for any corporate purpose and the Corporation and Custodian will separately account for those payroll deductions.

Section 7.06. Only Employees Eligible To Participate.

Notwithstanding any other provision of the Plan, to be eligible to purchase Common Stock under the Plan, a Participant must be an employee at all times during the six (6) months prior to the Offering Date, and must remain an employee at all times during the calendar year of participation in the Plan.

Section 7.07. Equal Rights and Privileges.

Notwithstanding any other provision of the Plan, all Eligible Employees will have the same rights and privileges under the Plan, as required by Code Section 423, and the Committee will administer the Plan and interpret and apply the provisions of the Plan accordingly.

Section 7.08. Claims Procedures.

(a)  Any person who believes that he or she is entitled to any benefits under this Plan will present a claim for the benefit in writing to the Committee. The Committee will within sixty (60) days after receipt of the claim, provide adequate written notice to the claimant as to the decision on the claim. If the claim is denied, in whole or in part, the notice will set forth: (i) the specific reasons for the denial; (ii) specific reference to any pertinent provisions of the Plan on which denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why that material or information is necessary; and (iv) an explanation of the Plan’s review procedure. The notice will be written in a manner calculated to be understood by the claimant. Within sixty (60) days after the claimant’s receipt of the written denial notice, the claimant will have the right to present a written appeal to the Committee. If such appeal is not filed within the sixty (60) day period, the decision of the Committee will be final and binding. The Committee will act as a fiduciary in making a full and fair review of such denial. The claimant or his or her duly authorized representative may review any Plan documents that are pertinent to the claim and may submit issues and comments to the Committee in writing.
(b) The Committee’s decision on an appeal will be made promptly, and in any event not later than sixty (60) days after its receipt of the appeal; provided, however, if the Committee decides that a hearing at which the claimant or his or her duly authorized representative may be present is necessary, and such a hearing is held, the Committee’s decision will be rendered as soon as possible, but not later than one hundred twenty (120) days after its receipt of the appeal. The Committee’s decision on any appeal will be in writing and will provide adequate notice to the claimant of the specific reasons for any denial and written in a manner calculated to be understood by the claimant. Any such decision by the Committee will be final.

ARTICLE VIII
AMENDMENT AND TERMINATION

Section 8.01. Adjustment of Stock.

In the event of any change after the effective date of the Plan in the outstanding shares of the Corporation by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, exchange of shares, merger or consolidation, liquidation, or any other change after the effective date of the Plan in the nature of the Common Stock of the Corporation, the Corporation will make a corresponding adjustment in the number and kind of shares reserved under the Plan, and in the purchase price and the number and kind of shares covered by outstanding purchase commitments under the Plan as determined by the Board of Directors. Any determination by the Board of Directors under this Section will be conclusive.

Section 8.02. Amendment and Termination.

(a) The Board of Directors of the Company may from time to time, alter, amend, suspend, or discontinue the Plan; provided, however, that the Board of Directors may not, without approval by the holders of a majority of the issued and outstanding shares of Common Stock:
(1) increase the maximum number of shares of Common Stock which may be issued under the Plan (other than to reflect adjustment permitted under Section 8.01 hereof);
(2) change the class of shares that may be issued under the Plan;
(3) change the designation of the persons or class of persons eligible to receive Common Stock under the Plan (except as permitted under Section 2.01 (i)(l)); or
(4) change the provision of Section 5.02 concerning the Purchase Price.
(b) Unless earlier terminated by the Board of Directors pursuant to paragraph (a) of this Section 8.02, this Plan will terminate on the earlier of: (i) February, 28, 2011, or (ii) the date on which the authorized remaining Common Stock reserved for this Plan are not sufficient to enable each Participant on that date to purchase at least one share of Common Stock. No purchases of Common Stock will be made after the termination of the Plan.

ARTICLE IX
MISCELLANEOUS
Section 9.01. Notices.

All notices or other communications by a Participant to the Committee under or in connection with the Plan will be deemed to have been duly given when received by the Director of Benefits of the Corporation or when received in the form and at the location or by the person specified by the Committee. Any notices or other communications by the Committee to a Participant under or in connection with the Plan will be deemed to have been duly given when mailed by the Committee to the address of the Participant on the business records of the Corporation or its subsidiaries.

Section 9.02. No Right To Continued Employment.

Neither enrollment in the Plan, the purchase of Common Stock under the Plan, nor participation otherwise in the Plan will impose any obligation on the Corporation or any subsidiary to continue to employ any person.